CONFORMED COPY

                      NORTH FORK BANCORPORATION, INC.

                          NOTE PURCHASE AGREEMENT

                         Dated as of April 20, 1994

                     $25,000,000 in Principal Amount of
                             7.56% Senior Notes
                             due April 20, 1999


          The following Table of Contents has been inserted for convenience only and does not constitute a part of the Note Purchase Agreement.

                             TABLE OF CONTENTS
                          NOTE PURCHASE AGREEMENT

                                                             Page

          SECTION 1  DESCRIPTION OF NOTES AND COMMITMENT

              1.1   Description of Notes  . . . . . . .  ...   1
              1.2   Commitment; Closing Date  . . . . . .  .   2
              1.3   Use of Proceeds . . . . . . . . . . .  .   3

          SECTION 2  PREPAYMENT OF NOTES

              2.1   No Required Prepayments . . . . . . . .    3
              2.2   Optional Prepayment . ..................   3
              2.3   Notice of Prepayments . . . . . . . .  .   3
              2.4   Surrender of Notes on Prepayment  . .  .   4
              2.5   Direct Payment  . . . . . . . . . . .  .   4
              2.6   Allocation of Prepayments . . . . . .  .   4
              2.7   Payments Due on Saturdays, Sundays and
                      Holidays  . . . . . . . . . . . . ....   5
              2.8   Prepayment on Change in Ownership . . .    5

          SECTION 3  REPRESENTATIONS

              3.1   Representations of the Company  . . .  .   7
              3.2   Representations of the Purchaser  . .  .   7

          SECTION 4  CLOSING CONDITIONS

              4.1   Company Closing Certificate . . . . .  .   8
              4.2   Legal Opinions  . . . . . . . . . . .  .   8
              4.3   Proceedings and Documents . . . . . .  .  12
              4.4   Legality of Investment  . . . . . . .  .  12
              4.5   Private Placement Number  . . . . . . .   13
              4.6   Consents and Approvals  . . . . . . .  .  13
              4.7   Waiver of Conditions  . . . . . . . . .   13

          SECTION 5  COMPANY AFFIRMATIVE COVENANTS

              5.1   Corporate Existence . . . . . . . . .  .  13
              5.2   Insurance . . . . . . . . . . . . . .  .  13
              5.3   Taxes, Claims for Labor and
                      Materials . . . . . . . . . . . . .  .  14
              5.4   Maintenance of Properties, Etc. . . . .   14
              5.5   Financial Information and Reports . .  .  15
              5.6   Inspection of Properties and Records   .  18
              5.7   Compliance with Laws  . . . . . . . .  .  19
              5.8   Character of Business . . . . . . . .  .  19
              5.9   Capital Reserves; Capital . . . . . . .   20
              5.10  Rule 144A Information . . . . . . . . .   20

          SECTION 6  COMPANY NEGATIVE COVENANTS

              6.1   Dividends, Stock Purchases and
                      Distributions, Etc. . . . . . . . . .   20
              6.2   Restrictions on Indebtedness  . . . .  .  22
              6.3   Consolidated Tangible Net Worth;
                      Risk-Based Capital  . . . . . . . .  .  23
              6.4   Guarantees  . . . . . . . . . . . . .  .  23
              6.5   Mortgages and Liens . . . . . . . . .  .  23
              6.6   Leases  . . . . . . . . . . . . . . .  .  24
              6.7   Mergers, Consolidations, Sale
                      of Assets . . . . . . . . . . . . .  .  25
              6.8   Restrictions on Acquiring Deposit
                    Taking Institutions . . . . . . . . . .   26
              6.9   Preferred Stock of Restricted
                      Subsidiaries  . . . . . . . . . . .  .  27
              6.10  Disposition of Securities of
                      Restricted Subsidiaries . . . . . .  .  27
              6.11  Additional Limitations on Indebtedness
                      of Restricted Subsidiaries  . . . .  .  27
              6.12  Transactions with Affiliates  . . . . .   28
              6.13  Designation of Additional Restricted
                      Subsidiaries  . . . . . . . . . . .  .  28
              6.14  ERISA Compliance  . . . . . . . . . .  .  29
              6.15  Tax Consolidation . . . . . . . . . .  .  30
              6.16  Acquisition of Notes  . . . . . . . . ..  30
              6.17  Nonperforming Assets  . . . . . . . . .   30

          SECTION 7  EVENTS OF DEFAULT AND REMEDIES THEREFOR

              7.1   Nature of Events  . . . . . . . . . .  .  30
              7.2   Remedies of Holders of Notes
                      on Default  . . . . . . . . . . . .  .  32
              7.3   Annulment of Acceleration of Notes  .  .  33
              7.4   Conduct No Waiver; Collection of
                      Expenses  . . . . . . . . . . . . .  .  34
              7.5   Remedies Cumulative . . . . . . . . .  .  34
              7.6   Cooperation by the Company  . . . . .  .  34
              7.7   Notice of Default . . . . . . . . . .  .  34

          SECTION 8  AMENDMENTS, WAIVERS AND CONSENTS

              8.1   Matters Subject to Modification . . .  .  35
              8.2   Binding Effect  . . . . . . . . . . .  .  36

          SECTION 9 FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT

              9.1   Form of Notes . . . . . . . . . . . .  .  36
              9.2   Note Register . . . . . . . . . . . .  .  36
              9.3   Issuance of New Notes Upon Exchange
                      or Transfer . . . . . . . . . . . .  .  36
              9.4   Replacement of Notes  . . . . . . . .  .  37

          SECTION 10  INTERPRETATION OF AGREEMENT

              10.1  Certain Terms Defined . . . . . . . .  .  37
              10.2  Accounting Principles . . . . . . . .  .  51
              10.3  Directly or Indirectly  . . . . . . .  .  51
              10.4  Valuation Principles  . . . . . . . .  .  51

          SECTION 11  MISCELLANEOUS

              11.1  Expenses  . . . . . . . . . . . . . .  .  52
              11.2  Notices . . . . . . . . . . . . . . .  .  52
              11.3  Reproduction of Documents . . . . . .  .  53
              11.4  Successors and Assigns  . . . . . . .  .  53
              11.5  Governing Law . . . . . . . . . . . .  .  54
              11.6  Headings  . . . . . . . . . . . . . .  .  54
              11.7  Counterparts  . . . . . . . . . . . .  .  54
              11.8  Reliance on and Survival of
                      Provisions  . . . . . . . . . . . .  .  54
              11.9  Integration and Severability  . . . .  .  54

          APPENDICES:

              Annex I    -  Purchaser Information
              Exhibit A  -  Form of Note
              Exhibit B  -  Form of Company Closing Certificate
              Exhibit C  -  Form of Report on Nonperforming Assets
              Annex A    -  List of Subsidiaries



                      NORTH FORK BANCORPORATION, INC.

                          NOTE PURCHASE AGREEMENT

                     $25,000,000 in Principal Amount of
                             7.56% Senior Notes
                             due April 20, 1999

                         Dated as of April 20, 1994

          ALLSTATE LIFE INSURANCE COMPANY
          3100 Sanders Road, Suite J2A
          Northbrook, Illinois  60062-7154
          Attn:  Investment Department-
                 Private Placement Division

          Gentlemen:

                 The undersigned NORTH FORK BANCORPORATION, INC., a Delaware corporation (the "Company"), hereby agrees with you as follows:

          SECTION 1  DESCRIPTION OF NOTES AND COMMITMENT

                 1.1 Description of Notes. (a) The Company has duly authorized the issuance and sale, on terms hereinafter provided, of its 7.56% Senior Notes in the aggregate principal amount of $25,000,000 due April 20, 1999 (herein collectively called the "Notes").

                     (b) Each Note will have a final maturity of April 20, 1999, will bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid portion of the principal amount thereof, payable in semiannual installments on April 20 and October 20 in each year commencing with the October 20 next succeeding the date of such Note, at the rate of 7.56% per annum, from the date of such Note until such unpaid portion of such principal shall have become due and payable (whether at maturity, by acceleration or otherwise), and on any overdue portion of such principal amount, premium, if any, and, to the extent permitted by applicable law, any overdue payment of interest, at a rate per annum from time to time equal to the greater of (i) 9.56% or (ii) the rate of interest publicly announced by Harris Trust and Savings Bank in Chicago, Illinois from time to time as its Prime Rate plus 1% until paid, and will be in substantially the form of Exhibit A to this Agreement.

                     (c)  Any reference to you in this Agreement
          shall in all instances be deemed to include any nominee of yours on whose behalf you are purchasing the Notes to be purchased by you. You are sometimes referred to herein as the "Purchaser."

                 1.2 Commitment; Closing Date. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to you, and, in reliance upon the representations and warranties of the Company contained herein, you agree to purchase from the Company, Notes in the principal amount set opposite your name under the heading "Principal Amount of Note to be Purchased" in Annex I hereto, at a purchase price of 100% of the principal amount thereof. Such a purchase and sale shall herein be called the "Closing."

                 Execution and delivery of the Notes shall take place at the offices of Messrs. Arnold & Porter, 399 Park Avenue, New York, New York at 9:00 a.m. New York City time, on the Closing Date, at which time the Company shall deliver to you, a Note (or, if you shall have so requested prior to the Closing Date, Notes in denominations authorized by Section 9.1 of this Agreement), in each case dated the Closing Date, and in an aggregate principal amount set opposite your name in Annex I hereto. Each Note shall be registered in your name or in such other name or names set forth in Annex I, as you may have designated to the Company prior to the Closing Date. The Closing Date shall be April 20, 1994 or such later date as may be agreed in writing by the Company and you.

                 Delivery of the Notes to be purchased by you shall be against (i) payment of the purchase price thereof, less the full amount required to prepay in full the Old Notes (including accrued interest and the Amended Make-Whole Premium), in immediately available funds transmitted to North Fork Bank, ABA No. 0214-0791-2 for credit to North Fork Bancorporation, Inc., Account No. 422-400291-7 and (ii) delivery by you of the Old Notes.

                 The Amended Make-Whole Premium as of the Closing Date shall be determined by the Company two (2) Business Days before the Closing Date, and the Company shall give you notice on such date of determination of the amount of such Amended Make-Whole Premium, together with the calculations by which such amount was determined.

                 1.3 Use of Proceeds. As more fully described in paragraph 19 of the Closing Certificate annexed hereto as Exhibit B, the net proceeds of the sale of the Notes will be used by the Company to prepay in full the Old Notes and for general corporate purposes.

          SECTION 2  PREPAYMENT OF NOTES

                 2.1  No Required Prepayments.  Except as
          required by Section 2.8 hereof, so long as no Event of Default has occurred and is continuing, the Notes shall not be subject to required prepayments.

                 2.2 Optional Prepayment. The Company may at its option prepay the Notes at any time, and from time to time, in whole or in part, but if in part then in units of $100,000 or integral multiples of $10,000 in excess thereof, (a) at 100% of the principal amount of the Notes so to be prepaid, (b) plus accrued interest thereon to the date fixed for such prepayment, and (c) plus the Make-Whole Amount.

                 2.3 Notice of Prepayments. The Company shall give each Holder of the Notes not less than thirty (30) days or more than sixty (60) days prior written notice of any optional prepayment of the Notes pursuant to
          Section 2.2 hereof, specifying (a) the date fixed for the prepayment, (b) the principal amount of the Holder's Notes to be prepaid on such date, and (c) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make-Whole Amount, if any, and accrued interest thereon, shall become due and payable on the specified prepayment date. The Make-Whole Amount payable with respect to any prepayment pursuant to Section 2.2 shall be determined by the Company three
          (3) Business Days before the prepayment date, and the Company shall give notice on such date to each Holder of the Notes of the amount of such Make-Whole Amount upon its determination, together with the calculations by which such amount was determined.

                 2.4 Surrender of Notes on Prepayment. Subject to Section 2.5 hereof, upon any partial prepayment of a Note, the Holder thereof shall have the option to, but shall not be required to, (a) surrender the Note to the Company pursuant to Section 9.3 hereof in exchange for a new Note in a principal amount remaining unpaid on the surrendered Note, or (b) make the Note available to the Company for notation thereon of the portion of the principal so prepaid. In case the entire principal amount of any Note is prepaid, such Note shall be surrendered to the Company for cancellation and shall not be reissued.

                 2.5 Direct Payment. Notwithstanding any other provision contained in the Notes or this Agreement, the Company will pay all sums becoming due on each Note held by you, without setoff or counterclaim, at the address specified for such purpose by you in Annex I hereto, by wire transfer of immediately available funds, or at such other address or by such other method as you shall have designated by notice to the Company at least five (5) business days prior to the date of any payment, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall be surrendered to the Company for cancellation. Any wire transfer shall identify such payment as "North Fork Bancorporation, Inc. 7.56% Senior Note due April 20, 1999" and shall identify the payment as principal, Make-Whole Amount and/or interest. Before selling or otherwise transferring any Note, you agree that you will make a notation thereon of the aggregate amount of all payments of principal theretofore made and of the date to which interest has been paid. If the transferee of any Note held by you is an Institutional Holder or its nominee and shall request the Company to make all payments on account of such Note by wire transfer of immediately available funds at an address specified in such request, the Company will make such payments in compliance with such request, provided that such Institutional Holder undertakes in such request the same obligations in respect of such Note as those undertaken by you in the immediately preceding sentence.

                 2.6  Allocation of Prepayments.  If there is
          more than one Holder of the Notes and if less than the entire principal amount of all the Notes outstanding is to be prepaid, the Company will allocate the aggregate principal amount to be prepaid, among the outstanding Notes in proportion to the unpaid principal amounts thereof, and, to the extent that any proportionate allocation shall not result in an even multiple of $1,000, adjustment shall be made in the proportionate prepayments to the nearest even multiple of $1,000.

                 2.7  Payments Due on Saturdays, Sundays and
          Holidays. In any case where any interest payment date on the Notes or the date fixed for any prepayment of any Note shall be on a Saturday, Sunday or a legal holiday or a day on which banking institutions are authorized or required by law to close in New York, New York or Chicago, Illinois, then such payment or prepayment need not be made on such date but may be made on the next succeeding business day not a Saturday, Sunday or a legal holiday or a day upon which banking institutions are so authorized by law to close, with the same force and effect as if made on the due date. The Company will in each year determine in advance whether any payments in that year would fall on such dates and will arrange in advance for payment, including interest payments in full, to be made on such next succeeding business day.

                 2.8 Prepayment on Change in Ownership. (a) In the event that a Change in Ownership shall occur without the prior written consent of the Holders of all the Notes at the time outstanding, the Company shall, within five (5) Business Days after the Company has obtained knowledge of such Change in Ownership, make a request in writing to the Holders of the Notes for a consent to such Change in Ownership and in the event that the Holder of any Note shall have failed or refused, for a period of thirty (30) days following the receipt of such request, to consent in writing to such Change in Ownership, then the Company shall, within sixty (60) days after the expiration of such thirty
          (30) day period, prepay in whole the principal amount of and interest accrued on the Notes to the date fixed for such prepayment of each Holder who has failed or refused to consent to such Change in Ownership, plus, to the extent permitted by law, the Make-Whole Amount that would be payable if the Company then had elected to prepay the entire outstanding principal amount of the Notes pursuant to Section 2.2; provided, however, that the Company shall not be required to make such a request, and no prior written consent or prepayment shall be required, in respect of a Change in Ownership, if at the time of such Change in Ownership and prior to giving effect thereto, the acquiror (the "Acquiror")
          (i) is a bank holding company registered with the Federal Reserve Board and has substantially all of its assets and conducts substantially all of its business in the United States, (ii) complies with the federal capital adequacy provisions as in effect on the date hereof and as in effect at the time of such Change in Ownership, (iii) assumes in writing the punctual payment of principal, interest and premium, if any, on the Notes according to their tenor and the due and punctual performance and observance of all covenants in this Agreement and the Notes, and (iv) the Acquiror's senior securities have ratings of "A-" or better from Standard & Poors Corporation or "A3" or better from Moody's Investor Services or a rating of "A" or better from Thomson BankWatch long-term debt rating service applicable to fixed income securities.

                 In addition to the foregoing, the Company shall provide to the Holders who shall not have been prepaid pursuant to this Section 2.8(a) a written notice setting forth the principal amount of the Notes the Company was required to prepay.

                     (b)  Any request by the Company required to
          be provided to the Holders of the Notes by this Section
          2.8 shall set forth:

                         (i)  the name and address of the
          Acquiror;

                         (ii)  a description of the business of
          the Acquiror;

                         (iii)  an audited balance sheet, audited
          income statement and audited statement of cash flows for each of the three (3) most recently completed fiscal years of the Acquiror;

                         (iv)  a description of the terms of the
          transaction resulting in such Change in Ownership;

                         (v)  a timetable for the consummation of
          the transaction resulting in such Change in Ownership, including the date for the prepayment in whole of the principal amount of, interest accrued on and premium applicable to the Notes of Holders failing or refusing to consent to such Change in Ownership;

                         (vi)  where applicable, a pro forma
          consolidated balance sheet of the Acquiror reflecting the consolidated financial position of the Acquiror immediately after consummation of the transaction resulting in such Change in Ownership; and

                         (vii)  such other information and data
          concerning the transaction resulting in such Change in Ownership or the parties thereto as may be reasonably requested by you.

          SECTION 3  REPRESENTATIONS

                 3.1  Representations of the Company.  The
          Company represents and warrants that all representations and warranties set forth in the form of the Closing Certificate annexed hereto as Exhibit B are true and correct as of the date of this Agreement and are hereby incorporated herein by reference with the same force and effect as though herein set forth in full.

                 3.2  Representations of the Purchaser.  You
          represent and warrant, as follows:

                     (a)  You are an "accredited investor" within
          the meaning of Regulation D promulgated under the Securities Act of 1933.

                     (b)  You hereby acknowledge that you have
          made, and are solely responsible for making, your own independent evaluation of the economic, credit and other risks involved in your investment in the Notes and your own independent decision to make such investment.

                     (c)  You represent that you are purchasing
          the Notes for investment for your own account or for a separate account maintained by you and with no present intention of distributing or reselling such Notes or any part thereof to anyone other than an affiliated entity, subject, nevertheless, to any requirements of law that the disposition thereof by you shall at all times be within your control and, without prejudice, however, to your right at all times to sell or otherwise dispose of all or any part of the Notes under a registration statement under the Securities Act of 1933, as amended, or under a registration exemption available under that Act. It is understood that, in making the representations set out in paragraph 14 of the Closing Certificate attached as Exhibit B to this Agreement, the Company is relying, to the extent applicable, upon your representation made in this
          Section 3.2(a).

                     (d)  You acknowledge that the Notes to be
          purchased by you have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, as amended, and you understand that the Notes to be purchased by you must be held indefinitely unless they are subsequently registered under such Securities Act and such laws or an exemption from such registration is available. Your acquisition of the Notes to be purchased by you on the Closing Date shall constitute your reaffirmation of the representations made in this Section 3.2.

          SECTION 4  CLOSING CONDITIONS

                 Your obligation to purchase and pay for the Notes to be delivered to you on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following conditions to be satisfied on or before such Closing Date:

                 4.1  Company Closing Certificate.  You shall
          receive from the Company a Closing Certificate dated the Closing Date, and executed by the President, Executive Vice President, Senior Vice President or Treasurer of the Company, in substantially the form annexed hereto as Exhibit B, the truth and accuracy of which shall be a condition to your obligation to accept and pay for the Notes to be purchased by you on the Closing Date.

                 4.2 Legal Opinions. (a) You shall receive on the Closing Date from Messrs. Arnold & Porter of New York, New York, your special counsel in connection with the transactions contemplated by this Agreement, their opinion, dated the Closing Date, in substantially the following form:

                         (i)  The Company is a duly incorporated
                 and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to conduct the business now being conducted by it and to execute, deliver and perform the Agreement and to execute, issue, sell and deliver the Notes to you.

                         (ii)  The Agreement and the Notes being
                 purchased by you have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by authorized officers of the Company, and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws affecting or relating to the enforcement of creditors' rights generally or by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

                         (iii)  It is not necessary, in
                 connection with the offer, issuance, sale and delivery of the Notes being purchased by you, to register the Notes under the Securities Act of 1933, as amended, or to comply with any provisions of the Trust Indenture Act of 1939, as amended, assuming the existence of the facts and circumstances contemplated by the Agreement, including the truth and accuracy of the representations set forth in the Agreement.

                         (iv)  Neither the execution, delivery
                 and performance of the Agreement or the
                 execution, issuance, sale and delivery of Notes being purchased by you on the Closing Date, nor the consummation of the transactions therein contemplated, nor compliance with the terms, conditions and provisions thereof, by the Company will conflict with, or result in a breach or violation of, the provisions of the certificate of incorporation or the by-laws of the Company.

                         (v)  The issuance of the Notes and the
                 use of the proceeds of the sale of the Notes in accordance with the provisions of and as contemplated by the Agreement do not violate or conflict with Regulation G, T or X of the Board of Governors of the Federal Reserve System
                 (12 C.F.R. Chapter II), assuming the truth and accuracy of the Company's representations and warranties as to factual matters contained in paragraph 19 of Exhibit B to the Agreement.

                         (vi)  While said special counsel has
                 made no independent investigation with respect to the additional matters covered in the legal opinion referred to in clause (b) below, it appears to them to be satisfactory in form and scope and nothing has come to their attention that would cause them to believe that you and they are not entitled to rely on the legal conclusions expressed therein.

                     (b)  You shall receive on the Closing Date
          from Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, their opinion, dated the Closing Date, in form and substance satisfactory to you, which opinion shall cover substantially all matters specified in clauses (ii) through (v) of (a) above, and shall also be substantially to the effect that:

                         (i)  Each Bank Restricted Subsidiary is
                 a banking corporation duly chartered and in good standing under the jurisdiction of its origin; and each Bank Restricted Subsidiary has all requisite corporate power and corporate authority to carry on its business as now conducted and to own its property.

                         (ii)  The Company and each of the Bank
                 Restricted Subsidiaries are duly qualified to do business in the State of New York.

                         (iii)  The Company has been duly
                 incorporated and is validly subsisting and is in good standing under the laws of the State of Delaware, has all requisite corporate power to conduct the business now being conducted by it and to execute, deliver and perform the Agreement and to execute, issue, sell and deliver the Notes to you and is registered as a bank holding company under Section 3(a) of the Bank Holding Company Act of 1956, as amended.

                         (iv)  No order, authorization, approval,
                 license, or consent of, or exemption or other action by, or notice to, registration or filing with, any United States, New York or Illinois governmental authority, court, commission, board, bureau, agency or other judicial or regulatory authority, and no filing, recording, publication or registration with any such United States, New York or Illinois authority is required in connection with the execution, delivery and performance by the Company of the terms and conditions of this Agreement, or in connection with the issuance, offer, sale and delivery of the Notes. The opinion set forth in this paragraph (iv) shall be limited to the provisions and requirements of the Federal securities laws and the securities laws of the States of New York and Illinois.

                         (v)  The execution and delivery by the
                 Company of this Agreement, the issuance, sale and delivery of the Notes and the performance by the Company of its obligations under this Agreement will not violate or be in conflict with any law (including, but not limited to any applicable banking law) of the States of New York, Illinois or Delaware or the United States.

                         (vi)  All of the outstanding capital
                 stock of each of the Bank Restricted
                 Subsidiaries is owned of record by the Company, and, after due inquiry, nothing has come to the attention of such counsel that would lead it to believe that the Company is not also the beneficial owner of such capital stock.

                         (vii)  To the best knowledge of such
                 counsel, after due inquiry of officers of the Company who have knowledge of and customarily monitor such matters, and members of the law firms identified to such counsel as the law firms retained to represent the Company and its Restricted Subsidiaries in such matters, other than law firms retained by insurance companies that are controlling the litigation of such matters, nothing has come to the attention of such counsel that would lead them to believe that, there are any actions, suits, investigations or proceedings pending against or affecting the Company or any Restricted Subsidiary, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or court, arbitrator or grand jury, domestic or foreign, which may result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and its Restricted Subsidiaries, taken as a whole, or in the ability of the Company to perform this Agreement and the Notes.

                 Such opinion shall also cover such other matters incident to the transactions contemplated hereby as you or your special counsel may reasonably request. In giving their opinion, counsel for the Company may rely, as to matters of fact, upon certain representations in this Agreement and upon a certificate or certificates of an officer or officers of the Company and any Restricted Subsidiary and, as to the good standing of the Company or any Restricted Subsidiary, upon certificates of good standing or similar certificates issued by appropriate governmental authorities. In each case such certificates shall be satisfactory to your special counsel.

                 4.3 Proceedings and Documents. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents incidental hereto, shall be satisfactory in form, scope and substance to you and to your special counsel, and you and your special counsel shall have received copies (executed or certified as may be appropriate) of all documents or proceedings in connection with such transactions, including, without limitation, copies of the records of all corporate proceedings in connection therewith and compliance with the conditions set out in this
          Section 4, which you and your special counsel may reasonably request in connection with such transactions.

                 4.4 Legality of Investment. On and as of the Closing Date, the purchase and payment for the Notes by you shall qualify as a legal investment for you under all laws and regulations applicable to investments by you (without resort to any "basket" or "leeway" provisions which permit the making of an investment without restriction as to the character of the particular investment being made), and such payment and purchase of the Notes by you shall not subject you to any penalty or other materially adverse condition in or pursuant to any such law or regulation. The Company shall have delivered to you on or prior to the Closing Date such certificates or other evidence as you may reasonably request to establish compliance with this condition.

                 4.5  Private Placement Number.  The Company
          shall have obtained a private placement number.

                 4.6 Consents and Approvals. At the Closing, all consents, authorizations, orders or approvals required or sought in connection with the offer and sale to you and the purchase of the Notes by you shall have been obtained, and no material adverse terms or conditions shall have been imposed by any party, or voluntarily agreed to by any party in connection with granting any such consent, authorization, order or approval.

                 4.7 Waiver of Conditions. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in this Section 4 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 4 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you in your sole discretion may determine. Nothing in this Section 4.7 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

          SECTION 5  COMPANY AFFIRMATIVE COVENANTS

                 The Company covenants and agrees that:

                 5.1  Corporate Existence.  The Company will
          preserve and maintain, and cause each Restricted Subsidiary to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises unless the corporate existence of the Company or of any Restricted Subsidiary shall be discontinued as a result of a transaction in accordance with the provisions of Section 6.7 or Section 6.10 hereof.

                 5.2 Insurance. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurance companies or associations, against such casualties and contingencies, of a character (including public liability, larceny and embezzlement or other criminal misappropriation insurance with respect to Bank Restricted Subsidiaries which are commercial and savings banks) usually insured against by companies of established reputation engaged in the same or similar businesses similarly situated and owning and operating similar properties, in amounts customarily insured against by such companies. The Company shall furnish you on or prior to the Closing Date with a summary of insurance presently in force in a separate letter.

                 5.3 Taxes, Claims for Labor and Materials. The Company will duly pay and discharge, and will cause each Restricted Subsidiary to duly pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, levies or claims lawfully levied or imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property, assets, earnings or business of the Company or such Restricted Subsidiary; provided, however, nothing contained in this Section 5.3 shall require either the Company or any Restricted Subsidiary to pay and discharge, or cause to be paid and discharged, any tax, assessment, charge, levy or claim so long as the Company or such Restricted Subsidiary in good faith shall contest the validity thereof by appropriate proceedings that will prevent the forfeiture or sale of any property and shall set aside on its books adequate reserves with respect thereto to the extent required by generally accepted accounting principles. The Company will promptly pay and discharge, and will cause each Restricted Subsidiary to pay and discharge promptly all trade accounts payable in accordance with usual and customary business terms; and all claims for work, labor or materials, which if unpaid might become a lien, encumbrance or charge upon any property or assets of the Company or any Restricted Subsidiary; provided, however, that nothing contained in this Section 5.3 shall require either the Company or any Restricted Subsidiary to pay, or cause to be paid, any such account payable or claim so long as the Company or such Restricted Subsidiary in good faith shall contest the validity thereof by appropriate proceedings that will prevent a forfeiture or sale of any property.

                 5.4  Maintenance of Properties, Etc.  The
          Company will maintain, preserve, protect and keep, and will cause the Restricted Subsidiaries to maintain, preserve, protect and keep, its and their properties (whether owned in fee or a leasehold interest) necessary or desirable in the conduct of the businesses of the Company and the Restricted Subsidiaries in good repair, working order and condition and from time to time will make, or cause to be made, all necessary or desirable repairs, replacements, renewals, extensions, betterments, improvements and additions so that at all times the efficiency thereof required for the business of the Company and the Restricted Subsidiaries shall be maintained. The Company will maintain and, cause the Restricted Subsidiaries to maintain, all material franchises, licenses and permits necessary for the conduct of the businesses of the Company and the Restricted Subsidiaries. Nothing in this Section 5.4 shall prevent the Company or any Restricted Subsidiary from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders of the Notes. Subject to compliance with Section 5.8 hereof, the Company or any Restricted Subsidiary shall not be required to preserve any such franchise, license or permit if the Company shall determine that the preservation thereof is no longer desirable in the business of the Company or any Restricted Subsidiary, and that the loss thereof is not disadvantageous in any material respect to the Holders of the Notes.

                 5.5  Financial Information and Reports.  The
          Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted accounting principles as then in effect, consistently applied, and will furnish in duplicate to each Holder of the Notes, the following:

                     (a)  As soon as reasonably possible after
          the end of the first, second and third fiscal quarters of each fiscal year of the Company, and in any event within forty-five (45) days thereafter, (i) consolidated balance sheets of (A) the Company and its Restricted Subsidiaries and (B) the Company and all of its Subsidiaries, in each case, as at the end of such quarter, and (ii) consolidated statements of income, changes in stockholders' equity and changes in cash flows of (A) the Company and its Restricted Subsidiaries and (B) the Company and all of its Subsidiaries for such quarter and, for the portion of the fiscal year ending with such quarter, setting forth, in each case, in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as having been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly presenting the financial position of the Company and its Subsidiaries and the results of operations of the Company and its Subsidiaries subject to changes resulting from year-end audit adjustments by the President, the Treasurer or principal financial officer of the Company.

                     (b)  As soon as available (i) a copy of any
          filings by Bank Restricted Subsidiaries with Federal bank regulatory authorities (excluding any filings designated as confidential or as restricted in distribution by any regulatory authority), including copies of all Consolidated Reports of Condition and Income for a Bank With Domestic Offices Only and Total Assets of $300 million or More -FFIEC 032 (the "call" reports), (ii) quarterly financial reports made available to management of the Company with respect to each Bank Restricted Subsidiary, and (iii) if such reports are otherwise prepared and are made available to management of the Company, annual financial statements (audited or unaudited) of Non-Bank Restricted Subsidiaries.

                     (c)  As soon as reasonably possible after
          the end of their respective fiscal years, and in any event within 120 days thereafter, (i) consolidated balance sheets of (A) the Company and its Restricted Subsidiaries and (B) the Company and all of its Subsidiaries, in each case, as at the end of such fiscal year, and (ii) consolidated statements of income, changes in stockholders' equity and changes in cash flows of (A) the Company and its Restricted Subsidiaries and (B) the Company and all of its Subsidiaries for such fiscal year, setting forth, in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and, in the case of all such consolidated balance sheets and statements of the Company and its Subsidiaries, an opinion of KPMG Peat Marwick or another firm of independent public accountants of recognized national standing selected by the Company. (The Company will also submit a copy of the information submitted pursuant to this Section 5.5(c) to the National Association of Insurance Commissioners, Securities Valuation Office, 195 Broadway, New York, New York 10007.)

                     (d)  Together with the financial reports
          delivered pursuant to paragraphs (a) and (c) above, a certificate of the Company signed by its President, Treasurer or principal financial officer, (i) to the effect that the signer thereof has reexamined the terms and provisions of this Agreement and that, to the best of his knowledge, at the date of such statement the Company is not in default in the fulfillment of any of the terms, covenants, provisions and conditions hereof and that no Event of Default, or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default hereunder, has occurred as of the date of such statement, or, if the signer is aware of any such event or Event of Default, he shall disclose in such statement the nature thereof, and what action, if any, the Company or such Restricted Subsidiary has taken or proposes to take with respect thereto, and (ii) setting forth, in sufficient detail, the information and computations required to establish whether or not the Company was in compliance with the requirements of Sections 5.8, 6.1, 6.2, 6.3, 6.4, 6.5,
          6.6, 6.7, 6.9, 6.10, 6.11 and 6.17 hereof during the
          periods covered by the financial reports then being furnished.

                     (e)  Together with the audit report
          delivered pursuant to paragraph (c) above, the written statement of such accountants that in making the examination necessary to their certification of such audit report they have obtained no knowledge of the occurrence of any Event of Default hereunder, or any event (the occurrence of which is ascertainable by accountants in the course of normal audit procedures) which, with the lapse of time or the giving of notice, or both, would become an Event of Default hereunder or, if such accountants shall have obtained knowledge of any such event or Event of Default, they shall disclose in such statement the nature thereof. The audit report shall state that the financial statements fairly present the matters covered thereby in accordance with generally accepted accounting principles consistently applied except as stated therein.

                     (f)  Together with the financial reports
          delivered pursuant to paragraphs (a) and (c) above, reports on Nonperforming Assets for the periods covered by such financial reports and a breakdown of such assets by portfolio classification substantially in the form of Exhibit C hereto.

                     (g)  Promptly upon receipt thereof, one copy
          of each other report submitted to the Company or any Restricted Subsidiary by any certified public accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Restricted Subsidiary including management letters (except documents designated by any regulatory authority as confidential).

                     (h)  (i) Within two (2) business days after
          receipt thereof, copies of any and all notices of default, demands for payment, or notices that the PBGC has or may institute proceedings to terminate a Pension Plan, delivered to the Company or any Related Person by the PBGC with respect to any Pension Plan and, (ii) promptly upon their becoming available, copies of
          (A) all financial statements, reports, notices and proxy statements sent by the Company or any of its Subsidiaries to shareholders, and (B) all annual, periodic and current reports and all registration statements (other than registration statements relating to employee plans or dividend reinvestment plans) filed by the Company with the Securities and Exchange Commission or any successor thereto.

                     (i)  As soon as available, during the period
          following receipt by the Company of notice from any Holder that the Notes have been downgraded to an NAIC rating of 3 or lower until the Company receives notice from a Holder that such rating has improved to NAIC 2 or better, (i) copies of monthly financial reports (i.e., copies of the financial information made available to the Board of Directors of the Company),
          (ii) minutes of the meetings of the Board of Directors of the Company and directors, books and other information packages prepared for the directors for such meetings, (iii) on a monthly basis, reports on Nonperforming Assets and a breakdown of such assets by portfolio classification substantially in the form of Exhibit C hereto and (iv) status reports on any communications between the Company or any Subsidiary and any regulatory authority.

                     (j)  With reasonable promptness, so long as
          you or any other Institutional Holder shall hold any Note such other data and information as from time to time may be reasonably requested.

                 5.6 Inspection of Properties and Records. The Company agrees that, so long as you or any other Institutional Holder shall hold any Note, your representatives or its representatives may visit and inspect the offices and properties of the Company and any Restricted Subsidiary during their respective normal business hours, and may examine and make copies of all their books of account, records, reports and papers, and discuss their respective affairs, finances and accounts of such companies with their respective officers, employees and independent public accountants (and by this provision the Company and each Restricted Subsidiary hereby authorize such accountants to discuss with you or such Institutional Holder their respective affairs, finances and accounts) at such reasonable times and as often as you or it may reasonably request. Correspondence and other contact with the Company and its Restricted Subsidiaries with respect to this provision shall be directed by you or such Institutional Holder to the office of the chief financial officer of the Company. All costs, including without limitation the fees and expenses of the independent public accountants of the Company and its Restricted Subsidiaries, incurred by you in connection with this Section 5.6 shall be for the account of the Company and its Restricted Subsidiaries if at the time such cost is incurred an Event of Default or an event which with notice, lapse of time or both would become an Event of Default shall have occurred and be continuing.

                 5.7 Compliance with Laws. The Company will, and will cause each Restricted Subsidiary to, comply in all material respects with all Requirements of Law with respect to the conduct of their respective businesses and the ownership of their respective properties, except to the extent that any of the foregoing are being contested in good faith by appropriate proceedings.

                 5.8 Character of Business. The Company will, and will cause its Restricted Subsidiaries to, continue to carry on substantially the same type of business as was carried on during the fiscal year ended
          December 31, 1993 and businesses reasonably related thereto as permitted by the Bank Holding Company Act of 1956, as amended; and will not, and will not permit a Restricted Subsidiary to, engage in any business which would materially change the general overall type of business previously conducted on a consolidated basis. At all times at least 90% of the assets of the Company and its Restricted Subsidiaries will be located and used in the United States in the banking and trust business and such other businesses as are permissible under the provisions of the Bank Holding Company Act of 1956, as amended, applicable to the business of domestic bank holding companies. The Company will at all times maintain its status as a domestic bank holding company under such Act, except that this sentence shall not prevent the establishment by the Company at some future date of one or more Non-Bank Restricted Subsidiaries. Each Bank Restricted Subsidiary will maintain its qualification as an "insured bank" under the Federal Deposit Insurance Act and each Bank Restricted Subsidiary, except as permitted by Section 6.7 or Section 6.10 hereof, will maintain at all times its existence as a bank, banking association, trust corporation, savings bank or savings and loan association organized under the laws of the United States of America or any state of the United States of America engaged in the banking and trust business; provided that nothing contained in this
          Section 5.8 shall prohibit any Bank Restricted Subsidiary from converting from a federally chartered bank to a state chartered bank, or from a state chartered bank to a federally chartered bank.

                 5.9 Capital Reserves; Capital. The Company and each of its Bank Restricted Subsidiaries will set aside reserves in accordance with generally accepted accounting principles and in accordance with applicable statutes, and maintain such amounts of capital of such type or types as may from time to time be required as minimum capitalization for bank holding companies such as the Company, and for federally insured depositary institutions such as each Bank Restricted Subsidiary, under applicable capital adequacy guidelines or requirements of Federal and state bank regulatory agencies.

                 5.10 Rule 144A Information. The Company hereby represents and warrants that it is exempt from providing the information required pursuant to Rule 144A(d)(4) under the Securities Act in that it is a reporting company under Section 13 or 15(d) of the Exchange Act and agrees that if it ceases to be so exempt, it will take all reasonable action to provide the information as required pursuant to Rule 144A(d)(4) under the Securities Act to you or any subsequent Holder of Notes or, upon your request or the request of such subsequent Holder, to any prospective purchaser designated by you or such subsequent Holder.

          SECTION 6  COMPANY NEGATIVE COVENANTS

                 The Company covenants and agrees that:

                 6.1  Dividends, Stock Purchases and
          Distributions, Etc. The Company will not, directly or indirectly, through any of its Subsidiaries or otherwise, except as hereinafter provided:

                     (a)  declare, pay or incur, any liability to
          make any payment, in cash, property or other assets
          (other than shares of its capital stock) as dividends;
          or

                     (b)  purchase, redeem, retire or otherwise
          acquire for value any shares of its capital stock of any class or any warrants (except that the Company may redeem from the original holders thereof any of its Series A or Series B Warrants issued on July 31, 1992), rights or options to purchase or acquire any shares of its capital stock (other than a stock for stock exchange); or

                     (c)  make any other distribution in respect
          of its capital stock;

          (such declarations, incurrence or payments of dividends, purchases, redemptions, retirements or other acquisition for value of stock and warrants, rights or options, and all such other distributions being herein collectively called "Restricted Payments") if an Event of Default would occur or is existing at either the time of the declaration or the payment of any such proposed Restricted Payment or if, after giving effect thereto, the aggregate amount of all Restricted Payments made during the period from and after December 31, 1993 to and including the date of the making of the Restricted Payment in question, would exceed the sum of:

                           (i)  30% (or minus 100% in case of a
                 net deficit) of Consolidated Net Income for such period (computed on a cumulative basis for the entire period from December 31, 1993), plus

                         (ii)  the net cash proceeds to the
                 Company from the issuance of any common stock after the date hereof (to the extent not used to acquire or redeem other shares of stock of the Company as provided below), plus

                         (iii)  $5,000,000, minus

                          (iv)  50% of the purchase price of any
                 Restricted Asset that ceases to be a performing asset until such time that such Restricted Asset is sold to a third party or returns to performing status; provided, however, that this clause (iv) shall not apply to Restricted Assets that have been formally assigned a final loan classification rating by the Federal Deposit Insurance Corporation or the New York State Banking Department.

                 Notwithstanding the foregoing, the Company may acquire or redeem any shares of capital stock out of the net cash proceeds from a sale of other shares of stock of the Company within ninety (90) days after such sale, to the extent such proceeds are not used for Restricted Payments pursuant to (c)(ii) above.

                 The Company will not declare any dividend payable more than sixty (60) days after the date of declaration. For purposes of this Section 6.1, the amount of any Restricted Payment which is payable or distributable in property other than cash or shares of capital stock of the Company shall be deemed to be the greater of book value or the fair market value (as determined in good faith by the Board of Directors of the Company) of such property as of the date of the declaration of such Restricted Payment.

                 6.2  Restrictions on Indebtedness.  (a)  The
          Company will not Incur any Funded Indebtedness or Short-Term Indebtedness, and will not permit any Restricted Subsidiary to Incur any Funded Indebtedness, unless immediately after giving effect to the Incurrence of such Funded Indebtedness or Short-Term Indebtedness, Consolidated Funded Indebtedness and Consolidated Short-Term Indebtedness shall not exceed 45% of the sum of Consolidated Short-Term Indebtedness plus Consolidated Funded Indebtedness plus Consolidated Tangible Net Worth of the Company and its Restricted Subsidiaries.

                     (b)  The Company will not Incur or otherwise
          become liable for any Funded Indebtedness unless immediately after giving effect thereto the Consolidated Funded Indebtedness shall not exceed 45% of the sum of Consolidated Funded Indebtedness and Consolidated Tangible Net Worth of the Company and its Restricted Subsidiaries.

                 For purposes of this Section 6.2, Funded
          Indebtedness of a Person which becomes a Restricted
          Subsidiary and which is outstanding as of the date such Person becomes a Restricted Subsidiary shall be deemed to have been Incurred as of such date.

                 6.3 Consolidated Tangible Net Worth; Risk-Based Capital. (a) The Company will not in any case permit Consolidated Tangible Net Worth to be less than 5.5% of Consolidated Total Assets. In addition, the Company will not permit Consolidated Tangible Net Worth to be less than $110,000,000.

                     (b)  The Company will not permit its Risk-
          Based Capital Ratio to be less than 10% at any time.

                 6.4 Guarantees. The Company will not, and will not permit any Restricted Subsidiary to, become liable with respect to any Guarantee, except that any Bank Restricted Subsidiary may become liable with respect to Guarantees arising in the ordinary course of the banking or trust business.

                 6.5 Mortgages and Liens. The Company will not, and will not permit any Restricted Subsidiary to have outstanding, any Lien on its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or own or acquire or agree to acquire property of any kind subject to any Lien, except the following:

                     (a)  Liens existing on property of a Person
          at the time such Person becomes or is merged into a Restricted Subsidiary;

                     (b)  Liens on property acquired, constructed
          or improved by the Company or a Restricted Subsidiary after the date of this Agreement and created contemporaneously with or within 180 days of such acquisition, construction or improvement to secure or provide for all or a portion of the purchase price of such property, acquisition, construction or improvement, provided that the principal amount of the Indebtedness so secured by such Liens shall not exceed 100% of the lesser of the cost or fair market value of such property;

                     (c)  Pledges, assignments, or security
          devices entered into in connection with the financing and refinancing by the Company or any Restricted Subsidiary of customers' leases, mortgages, conditional sales contracts, accounts receivable, credit cards and other loans which arise in the ordinary course of the banking or trust business;

                     (d)  Liens securing taxes, assessments or
          governmental charges or levies or the claims or demands of contractors, materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided the payment thereof is not at the time required by Section 5.3 hereof;

                     (e)  Liens incurred or deposits made in the
          ordinary course of business in connection with workmen's compensation, unemployment insurance, old-age pension, social security and other like laws;

                     (f)  Attachment, judgment, awards and other
          similar Liens or title defects which shall not materially interfere with the business operations of the Company;

                     (g)  Pledges of securities against deposits
          of municipalities or other governmental agencies created or incurred in the ordinary course of business in order to receive deposits from such entities; and

                     (h)  Liens securing Excluded Indebtedness;

          provided, however, that Consolidated Funded
          Indebtedness secured by Liens permitted in (a), (b) and
          (c) above shall not exceed 10% of Consolidated Tangible Net Worth and shall be subject to the restrictions with respect to Funded Indebtedness contained in Section 6.2 hereof. Notwithstanding any other provisions of this
          Section 6.5, the Company will not, and will not permit any Restricted Subsidiary to, have outstanding any Lien on the securities of a Bank Restricted Subsidiary.

                 6.6 Leases. The Company will not, and will not permit any Restricted Subsidiary to, become liable, renew or extend as lessee under, or become liable by Guarantee of the obligations of any other Person as lessee under, any Long-Term Lease unless, after giving effect thereto and to any concurrent transactions, aggregate annual rentals payable during any future fiscal year under all outstanding Long-Term Leases would not exceed 7% of Consolidated Tangible Net Worth.

                 Any corporation which becomes a Restricted
          Subsidiary after December 31, 1993 shall be deemed to become liable, at the time it becomes a Restricted Subsidiary, under all leases under which it is liable as lessee, or by Guarantee of the obligations of any other person as lessee, existing immediately after it becomes a Restricted Subsidiary.

                 6.7 Mergers, Consolidations, Sale of Assets. Subject to Sections 6.8 and 6.10 of this Agreement, the Company will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge or consolidate with it, or sell, lease, transfer, abandon or dispose of any part of its properties (other than in the ordinary course of its banking and trust business and excluding sales, leases or transfers of earning assets provided that the proceeds are reinvested in other earning assets of comparable credit quality), except that if no condition or event shall exist which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default, before or after such transaction, then:

                     (a)  Any Person may be merged into any
          Wholly-Owned Restricted Subsidiary and any Restricted Subsidiary may be consolidated with or merged into any Wholly-Owned Restricted Subsidiary or into any other Person which concurrently becomes a Wholly-Owned Restricted Subsidiary;

                     (b)  The Company may merge into or
          consolidate with another corporation if such merger or consolidation is permissible under all relevant federal and state laws and complies with all regulatory restrictions as interpreted by relevant federal and state regulatory agencies and if the Company is the survivor or, if the Company is not the survivor, the survivor (i) is a bank holding company registered with the Federal Reserve Board and has substantially all of its assets and conducts substantially all of its business in the United States, (ii) complies with federal capital adequacy provisions, (iii) assumes in writing the punctual payment of principal, interest and premium, if any, on the Notes according to their tenor and the due and punctual performance and observance of all covenants in this Agreement and the Notes,
          (iv) would be permitted to Incur at least $1 of additional Funded Indebtedness pursuant to Section 6.2 hereof immediately after completion of such transaction and (v) the survivor's senior securities have ratings of "A-" or better from Standard and Poor's Corporation or "A3" or better from Moody's Investor Services or a rating of "A" or better from Thomson BankWatch long-term debt rating service applicable to fixed income securities; provided, however, that the Company may not merge into or consolidate with a Bank Restricted Subsidiary without the prior written consent of the Holders;

                     (c)  Any Restricted Subsidiary may sell,
          lease, transfer, abandon or otherwise dispose of any part of its properties to the Company or to any Wholly-
          Owned Restricted Subsidiary or to any Person who concurrently becomes a Wholly-Owned Restricted
          Subsidiary; and

                     (d)  The Company and its Restricted
          Subsidiaries may sell, lease, transfer, abandon or otherwise dispose of any part but less than substantially all of its properties or assets provided the aggregate amount of all such dispositions (valued at the greater of book or fair market value) during any consecutive 12-month period does not exceed 10% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries as at the end of the immediately preceding fiscal year and the properties or assets disposed of did not generate more than 10% of the average Consolidated Net Income of the Company and its Restricted Subsidiaries for the two (2) immediately preceding fiscal years; provided, however, the references to 10% referred to in this clause (d) may be increased to 20% one time during the term of this Agreement if the net proceeds from the dispositions permitted under this clause (d) are reinvested within six-months following the date of such dispositions by the Company or the Restricted Subsidiary concerned, in entities which are involved in businesses which are permitted by the Bank Holding Company Act of 1956, as amended, which are authorized to operate in states where the Company is authorized to operate.

                 6.8 Restrictions on Acquiring Deposit Taking Institutions. Notwithstanding the provisions of
          Section 6.7 hereof, the Company will not merge with, acquire, or in any way purchase the assets and assume the liabilities of, and will not permit any Subsidiary to merge with, acquire or in any way purchase the assets and assume the liabilities of, any Deposit-Taking Institution with a CAMEL rating from the Federal Deposit Insurance Corporation, or a MACRO rating from the Office of Thrift Supervision, of 4 or 5 without the prior written consent of the Holders of not less than 50% in aggregate principal amount of the Notes then outstanding unless the Company or one of its Subsidiaries is assuming only deposits and the assets being acquired or purchased (hereinafter referred to as "Restricted Assets") are performing assets and, after giving effect to such acquisition or purchase, the aggregate purchase price of all Restricted Assets purchased or acquired since the Closing Date by the Company or any of its Subsidiaries, less the aggregate purchase price of any of such Restricted Assets subsequently sold by the Company or any of its Subsidiaries, shall not exceed $30,000,000 excluding
          (x) assets consisting of consumer loans (including, without limitation, performing first mortgage loans related to one-to-four family residences), cash, marketable securities, and real estate or other property which would, in accordance with generally accepted accounting principles, be characterized as "bank premises, leasehold improvements and equipment" and (y) any loans or other property that the Company or one of its Subsidiaries has the right to require the Resolution Trust Company (or any other governmental agency) to repurchase during a period of not less than 90 days from the date of closing of such acquisition or purchase.

                 6.9 Preferred Stock of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to issue Preferred Stock, any security convertible into Preferred Stock or options, warrants or rights to purchase Preferred Stock of any Restricted Subsidiary except (a) shares held by the Company or a Wholly-Owned Restricted Subsidiary and (b) shares of Preferred Stock held by others at the time such Restricted Subsidiary becomes a Restricted Subsidiary, provided that such shares of Preferred Stock are not issued or transferred by the Company or any Restricted Subsidiary to others in contemplation of, or in connection with, such Restricted Subsidiary becoming a Restricted Subsidiary.

                 6.10 Disposition of Securities of Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly transfer, sell, pledge or otherwise dispose of any shares of stock or other equity securities (or warrants, rights or options to acquire stock or other equity securities) of any Bank Restricted Subsidiary except, to the extent necessary, to qualify directors.

                 Neither the Company nor any Restricted
          Subsidiary may dispose of less than all the shares of any Restricted Subsidiary.

                 6.11 Additional Limitations on Indebtedness of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to Incur, contingently or otherwise, any liability in respect of any Indebtedness for Borrowed Money except:

                     (a)  Excluded Indebtedness; and

                     (b)  Indebtedness Incurred by any Bank
          Restricted Subsidiary in the ordinary course of its banking and trust business or by a Non-Bank Restricted Subsidiary in the ordinary course of its business reasonably related to the banking and trust business as permitted by the Bank Holding Company Act of 1956, as amended, provided, that, in either case, a Bank
          Restricted Subsidiary is the lender and such Indebtedness complies with the provisions of 12 U.S.C.
          SECTION 371c, or if applicable, 12 U.S.C. SECTION 1828(j).

                 6.12 Transactions with Affiliates. Neither the Company nor any Restricted Subsidiary will enter into any transaction with an Affiliate (including, without limitation, the purchase, sale or exchange of property, the rendering of any service, the making of any material investment in an Affiliate or the repayment of any indebtedness owed to an Affiliate) except in the ordinary course of business upon terms which are fair and reasonable to the Company and its Restricted Subsidiaries and which are not less favorable to the Company and its Restricted Subsidiaries than would be obtained in a comparable transaction with a Person not an Affiliate.

                 6.13  Designation of Additional Restricted
          Subsidiaries. Any Unrestricted Subsidiary may at any time be designated as a Restricted Subsidiary by resolution of the Board of Directors of the Company if, immediately after giving effect to such designation and any other simultaneous like designations, (i) such Subsidiary meets the definitional requirements for a "Restricted Subsidiary" set forth in Section 10.1 hereof, (ii) the Company would be permitted to incur at least $1 of Funded Indebtedness pursuant to Section 6.2 hereof, and (iii) there would exist no condition or event constituting an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default. Promptly upon the designation of any Subsidiary as a Restricted Subsidiary, the Company will furnish to each Holder of a Note a certified copy of the resolution effecting such designation, accompanied by a certificate signed by the Chief Financial Officer certifying (A) as to the absence of any condition or event constituting an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default and (B) certifying compliance (and showing relevant computations) with the provisions of Sections 5.8, 6.1, 6.2, 6.3, 6.6, 6.7, 6.9, 6.10, 6.11
          and 6.17 hereof. Any Subsidiary which shall have been designated as a Restricted Subsidiary shall remain a Restricted Subsidiary unless it shall have been sold or otherwise disposed of in accordance with Sections 6.7 and 6.10 hereof.

                      6.14 ERISA Compliance. (a) The Company will cause all Pension Plans maintained by the Company and its Related Persons to be funded in accordance with applicable requirements of the Employee Retirement Income Security Act of 1974, as currently in effect or as hereafter amended ("ERISA") and the Internal Revenue Code of 1986, as currently in effect or as hereafter amended (the "Code").

                          (b)  All material assumptions and methods
               used to determine the actuarial valuation of vested benefits under Pension Plans and the present value of assets of Pension Plans shall be reasonable in the good faith judgment of the Company or its consulting actuary and shall comply in all material respects with all requirements of law.

                          (c)  Neither the Company nor any Related
               Person will at any time permit any Pension Plan maintained by it to:

                                (i)  engage in any "prohibited
                      transaction" as such term is defined in
                      Section 4975 of the Code or described in
                      Section 406 of ERISA;

                               (ii)  incur any "accumulated funding
                      deficiency" as such term is defined in
                      Section 302 of ERISA, whether or not waived or to fail to satisfy the requirements of
                      Section 412 of the Code; or

                              (iii)  terminate under circumstances
                      which result in the imposition of a Lien on the property of the Company or any Restricted Subsidiary pursuant to Section 4068 of ERISA.

                          (d)  The Company and its Related Persons
               shall timely make any contributions to Multiemployer Plans required of them by collective bargaining agreement or applicable law and shall not incur a partial or complete withdrawal from any Multiemployer Plan, where such withdrawal results or is likely to result in a material liability to such plan.

                      6.15 Tax Consolidation. The Company will not file or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary which is an eligible member of the same affiliated group of corporations as the Company which is eligible to file a consolidated Federal income tax return under the provisions of the Code.

                      6.16 Acquisition of Notes. Neither the Company nor any Subsidiary nor any Affiliate will, directly or indirectly, purchase or otherwise acquire or make any offer to acquire any outstanding unpaid Notes except by means of an offer made pro rata, and on the same terms to all the Holders of Notes. In case the Company acquires any Notes, such Notes shall thereafter be canceled and no Notes shall be issued in substitution therefor.

                      6.17 Nonperforming Assets. The Nonperforming Assets of the Company and its Restricted Subsidiaries shall not exceed (a) 4% of Consolidated Total Assets at any time prior to April 1, 1995, (b) 3.5% of Consolidated Total Assets from and after April 1, 1995 and prior to April 1, 1996 and (c) 3% of Consolidated Total Assets thereafter.

               SECTION 7  EVENTS OF DEFAULT AND REMEDIES THEREFOR

                      7.1 Nature of Events. An "Event of Default" shall exist if any one or more of the following occurs and is continuing:

                          (a)  Any payment of principal or premium or
               interest on any Note is not made on or before the date such payment is due; or

                          (b)  Any representation or warranty made by
               the Company herein, or made by the Company in any written statement or certificate furnished by the Company in connection with the issuance and sale of the Notes or furnished by the Company pursuant hereto, proves false in any material respect as of the date of the issuance or making thereof; or

                          (c)  Default shall occur (i) in the payment
               of the principal of or interest on or premium, if any, on any Indebtedness (other than Indebtedness represented by the Notes) in excess of $500,000 of the Company or any Restricted Subsidiary for borrowed money, as and when the same shall become due and payable, or (ii) under any mortgage, agreement or other instrument under or pursuant to which such Indebtedness of the Company or any Restricted Subsidiary in excess of $500,000 is issued, or (iii) under any interest rate swap, exchange, cap or similar hedging agreement if the aggregate termination value payable by the Company or any Restricted Subsidiary exceeds $500,000, or (iv) in the payment of any mandatory dividend on Preferred Stock in excess of $500,000 of the Company or any Restricted Subsidiary as and when the same shall become due and payable; so that, in the case of clause (c)(i),
               (c)(ii) or (c)(iii), the holder or holders of such Indebtedness in excess of $500,000 are then entitled to accelerate the maturity thereof, regardless of whether such obligation is actually accelerated or in the case of clause (c)(iv) the holders of such Preferred Stock are entitled to elect a majority of the board of directors of the issuer of such Preferred Stock or to exercise other rights arising from a failure to pay dividends; or

                          (d)  Default shall occur in the observance
               or performance of any of the covenants or conditions contained in Sections 5.8 or 6.1 through 6.11 hereof, inclusive; or

                          (e)  Default shall occur under any other
               covenant or provision of this Agreement and such default shall continue for thirty (30) days; or

                          (f)  Forfeiture of its charter or any
               material business franchises by the Company or any Restricted Subsidiary; or

                          (g)  Any judgments, decrees, writs or
               warrants of attachment on property or any similar process involving in the aggregate a liability of $500,000 or more shall be entered or filed against the Company or any Restricted Subsidiary or against any of their property or assets and shall not have been vacated, discharged, stayed or bonded pending appeal or otherwise within thirty (30) days from the entry thereof; or

                          (h)  The Company or any Restricted
               Subsidiary shall (i) be adjudicated insolvent or bankrupt, or cease, be unable, or admit in writing its inability, to pay its debts as they mature, or make a general assignment for the benefit of, or enter into any composition or arrangement with, creditors; (ii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the appointment of, a receiver, trustee or liquidator of the Company or any Restricted Subsidiary or of any part of its properties or assets, or authorize such application against it and such application shall continue undismissed for a period of sixty (60) days;
               (iii) authorize or file a voluntary petition in bankruptcy, or apply for or consent (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorize such application or consent, or proceedings to such end shall be instituted against the Company or any Restricted Subsidiary without such authorization, application or consent and be approved as properly instituted, remain undismissed for sixty
               (60) days or result in adjudication of bankruptcy or insolvency; or (iv) permit or suffer all or any part of its properties or assets with a value individually or in the aggregate in excess of $500,000 to be sequestered or attached by court order and such order remains undismissed for sixty (60) days; or

                          (i) The PBGC shall institute proceedings to
               terminate any Pension Plan established or maintained by the Company or any Related Person or any trust created thereunder, or a trustee shall be appointed by a United States District Court pursuant to Section 4042(b) of ERISA to administer any such Pension Plan (as defined in Section 3 of ERISA) or any trust created thereunder; or

                          (j)  Any Termination Event occurs which
               could reasonably be expected to subject the Company or any Related Person to an aggregate liability in excess of $500,000.

                      7.2  Remedies of Holders of Notes on Default.
               Upon the occurrence and during the continuation of an Event of Default under Section 7.1(a) above, any Holder of a Note may declare its Note to be due and payable at a price equal to the price payable upon redemption pursuant to SECTION 2.2 (including the Make-Whole Amount, if any) plus accrued interest to the date of payment.
               Upon the occurrence and during the continuation of an Event of Default under Section 7.1(h) above, all Notes shall immediately become due and payable at a price equal to 100% of the principal amount thereof plus accrued interest to the date of payment of the Notes plus, to the extent permitted by law, the applicable Make-Whole Amount. Upon the occurrence and during the continuation of any other Event of Default, Holders of Notes representing at least 66-2/3% of the unpaid principal amount of all Notes then outstanding may declare all Notes to be due and payable at a price equal to the price payable upon redemption pursuant to
               SECTION 2.2 (including the Make-Whole Amount, if any) plus accrued interest to the date of payment. No course of dealing on the part of any Holder of any Note nor any delay or failure on the part of any Holder of any Note to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the Holder or Holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable fees and expenses of such Holder's or Holders' attorneys for all services rendered in connection therewith.

                      7.3 Annulment of Acceleration of Notes. The provisions of the foregoing Section 7.2 are subject to the condition that if the principal of and accrued interest on all outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default, the Holder or Holders of 80% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that (a) at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement in connection therewith; (b) the Company shall have duly paid (i) all overdue installments of interest on all of the Notes, (ii) the principal of and premium, if any, on any Notes which have become due otherwise than by declaration, and (iii) interest on overdue principal and premium and (to the extent permitted by applicable law) on any overdue installments of interest in respect of the Notes; and (c) each and every other Event of Default shall have been cured or waived; and provided further that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereto.

                      7.4 Conduct No Waiver; Collection of Expenses. No course of dealing on the part of any Holder of Notes, nor any delay or failure on the part of any Holder of Notes to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies.
               If the Company fails to pay, when due, the principal of, the premium, if any, or the interest on, any Note, or otherwise fails to comply with any other provision of this Agreement, the Company will pay to the Holders, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to attorneys' fees and expenses, incurred by such Holders in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

                      7.5 Remedies Cumulative. No right or remedy conferred upon or reserved to any Holder of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any Holder of Notes may be exercised from time to time and as often as may be deemed expedient by such Holder, as the case may be.

                      7.6 Cooperation by the Company. To the extent that it lawfully may, the Company agrees that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Agreement or of any Note.

                      7.7  Notice of Default.  Upon the occurrence of
               (i) Events of Default, (ii) events which with notice, lapse of time or both would become Events of Default (provided the occurrence of such events is known by an Executive Officer of the Company or a Bank Restricted Subsidiary) or (iii) claimed defaults, the Company will promptly give the following notices:

                          (a)  The Company will furnish to each Holder
               of Notes written notice of the occurrence of an Event of Default or an event which with notice, lapse of time or both would become an Event of Default. Such notice shall specify the nature of such default and what action the Company has taken or is taking or proposes to take with respect thereto. If such default is a default in the performance of the covenant contained in
               Section 6.17 hereof, the Company will also furnish to each Holder of Notes written notice when such default has been cured.

                          (b)  If the Holder of any Note or of any
               other evidence of indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company will give written notice thereof to each Holder of the then outstanding Notes, describing such Event of Default, event, notice or action, the nature of the Event of Default, event or claimed default and specifying the action the Company or any Restricted Subsidiary proposes to take with respect thereto.

               SECTION 8  AMENDMENTS, WAIVERS AND CONSENTS

                      8.1 Matters Subject to Modification. No term, covenant, agreement or condition of this Agreement may be amended, supplemented or modified, or compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively), except pursuant to one or more written instruments signed by the Company and the Holders of not less than 66-2/3% in aggregate principal amount of outstanding Notes; provided, however, no such supplement, waiver, modification, alteration or amendment shall, without the consent in writing of the Holders of all of the Notes at the time outstanding, subordinate or change the amount of, or the date of final maturity of, the principal on any of the Notes, or change the time of payment of principal on any of the Notes, or change the rate of, or the time of payment of, interest on any of the Notes, or change the amount of any premium payable upon any prepayment or payment of the Notes or amend any provision of Section 7 hereof or this Section 8 or change the percentage of Holders of Notes required to approve any such supplement, waiver, modification, alteration or amendment pursuant to this Section 8.

                      For the purpose of determining whether Holders
               of the requisite principal amount of Notes have made or concurred in any supplement, waiver, consent, approval, notice or other communication under this Agreement (including any supplement, waiver, consent, notice or other action pursuant to Section 7 of this Agreement), Notes held in the name of, or owned beneficially by, the Company or any Subsidiary or Affiliate shall not be deemed outstanding. The Company will give prompt notice to all Holders of the Notes of the effectiveness of any supplement, waiver, modification, alteration or amendment entered into in accordance with the provisions of this Section 8.1. Such notice shall state the terms and conditions of any such supplement, waiver, modification, alteration or amendment (including any consideration from the Company), which shall be identical as to each Holder, and shall be accompanied by at least two conformed copies of each written instrument which embodies such supplement, waiver, modification, alteration or amendment.

                      8.2  Binding Effect.  Any such amendment or
               waiver shall apply equally to all the Holders of the Notes and shall be binding upon them, upon each future Holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

               SECTION 9  FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE
                       AND REPLACEMENT

                      9.1  Form of Notes.  Each Note initially
               delivered under this Agreement will be a fully registered note in the forms attached hereto as Exhibit A. Each Note will be issuable only in fully registered form in a denomination of $1,000,000 (or the remaining outstanding balance thereof, if less than $1,000,000) or any larger integral multiple of $100,000.

                      9.2 Note Register. The Company shall cause to be kept at its principal office a register (the "Note Register") for the registration and transfer of the Notes. The names and addresses of the Holders of Notes, the transfer thereof and the names and addresses of the transferees of the Notes shall be registered in the Note Register.

                      9.3  Issuance of New Notes Upon Exchange or
               Transfer. Upon surrender for exchange or registration of transfer of a Note at the office of the Company designated for notices in accordance with Section 11.2 hereof, the Company shall execute and, in exchange therefor and upon cancellation thereof, shall deliver, at its expense, one or more new Notes of any authorized denominations (as described in 9.1 above) requested by the Holder of the surrendered Note, each dated the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), but in the same aggregate unpaid principal amount and series as such surrendered Note, and registered in the name of such Person or Persons as shall be designated in writing by such Holder. Every Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Note or by his attorney duly authorized in writing. The Company may condition its issuance of any new Note or Notes in connection with a transfer by any Person upon the giving by such Person of representations similar to those in Section 3.2 hereof and on the payment to it of a sum sufficient to cover any taxes or other governmental charge imposed in respect of such transfer.

                      9.4  Replacement of Notes.  Upon receipt of
               evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of a Note and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity or security in such form and amount as shall be reasonably satisfactory to the Company or, in the event of such mutilation, upon surrender and cancellation of the Note, the Company, without charge to the Holder thereof, will make and deliver a new Note of like tenor and the same series in lieu of such lost, stolen, destroyed or mutilated Note. If any such lost, stolen or destroyed Note is owned by you or any other Institutional Holder whose credit is reasonably satisfactory to the Company, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

               SECTION 10  INTERPRETATION OF AGREEMENT

                      10.1  Certain Terms Defined.  The terms
               hereinafter set forth when used herein shall have the following meanings:

                      "Affiliate" shall mean each Person (a) which
               directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company or any Subsidiary or any director or officer of the Company or any Subsidiary, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or any Subsidiary or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary; provided, however, that a director, officer or employee of the Company or a Subsidiary shall not be deemed to control, to be controlled by or to be under common control, for purposes hereof, solely by reason of such status. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

                      "Agreement" shall mean this Agreement.

                      "Amended Make-Whole Premium" shall mean, with
               respect to the Old Notes, and the Company hereby agrees with you as the Holder of 100% of the Old Notes outstanding that Section 2.2 of the Note Purchase Agreement dated as of September 28, 1990 pursuant to which the Old Notes were issued is hereby amended to provide that the make whole premium payable upon prepayment of the Old Notes shall equal, the amount that would be payable in connection with a prepayment of the Old Notes calculated pursuant to the definition of Make-Whole Amount in this Section 10 of this Agreement, provided, that if the Reinvestment Rate is equal to or higher than 10.08%, the Amended Make-Whole Premium shall be zero, and further provided, that for purposes of the determination of the Amended Make-Whole
               Premium:

                          "Reinvestment Rate" shall mean 1.00%,
                      plus the yield on actively-traded U.S.
                      government securities with a maturity of one
					                 year as set forth on page "USD" of the
                      Bloomberg Financial Markets Screen (or, if
                      not available, any other nationally
                      recognized trading screen reporting on-line
                      intraday trading in United States government
                      securities) at 10:00 A.M. (New York City
                      time) on the second Business Day prior to
                      the Closing Date, or in the event no such
                      nationally recognized trading screen
                      reporting on-line intraday trading in United
                      States government securities is available,
                      the arithmetic mean of the two most recent
                      yields under the heading "Week Ending"
                      published in the Statistical Release under
                      the caption "Treasury Constant Maturities"
                      for the maturity of one year.

                      "Bank Restricted Subsidiary" shall mean every
               Subsidiary:

                          (a)  organized as a federally insured bank,
               banking association, banking organization, trust company, trust corporation, savings bank or savings and loan association under the laws of the United States of America or any state of the United States of America,

                          (b)  which conducts substantially all of its
               business and has substantially all of its property in the United States of America, and

                          (c)  of which at least 80% (by number of
               votes) of the Voting Stock and 100% of all other capital stock shall be legally and beneficially owned by the Company and/or one or more Wholly-Owned
               Restricted Subsidiaries.

                      "Business Day" shall mean a day other than a
               Saturday, Sunday or legal holiday or a day on which banking institutions are authorized or required by law to close in New York, New York or Chicago, Illinois.

                      "Capital Lease" shall mean and include any lease
               of property, real or personal, which, in accordance with generally accepted accounting principles would at the time in question be required to be capitalized on a balance sheet of the lessee.

                      "Capital Lease Obligation" shall mean the
               capitalized amount at any time of the rental commitment under a Capital Lease which in accordance with generally accepted accounting principles would at such time be required to be shown on a balance sheet.

                      "Change in Ownership" shall mean (a) the
               acquisition, through purchase or otherwise (including the agreement to act in concert without more), by any Person or group (including but not limited to a "group" within the meaning of section 13(d) or 14(d) of the Securities Exchange Act) directly or indirectly, in one or more transactions, of the beneficial ownership or control of securities representing more than 25% of the combined voting power of the Company's Voting Stock, or
               (b) the acquisition by any Person, entity or group (including but not limited to a "group" within the meaning of section 13(d) or 14(d) of the Securities Exchange Act), of the power (whether or not exercised) to elect a majority of the Company's Board of Directors. For purposes of this definition, "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the Securities Exchange Act.

                      "Closing" has the meaning set forth in
               Section 1.2 of this Agreement.

                      "Closing Date" has the meaning set forth in
               Section 1.2 of this Agreement.

                      "Code" has the meaning set forth in Section 6.14
               of this Agreement.

                      "Common Stock" shall mean the common stock of
               the Company as the same exists as of the date of this Agreement or as such stock shall be constituted from time to time.

                      "Consolidated Capitalization" shall mean, as of
               any date as of which the amount thereof is to be determined, the total of Consolidated Tangible Net
               Worth and Consolidated Funded Indebtedness.

                      "Consolidated Funded Indebtedness" shall mean
               the total of all Funded Indebtedness of the Company and its Restricted Subsidiaries determined in accordance with generally accepted accounting principles on a consolidated basis, after eliminating all intercompany items.

                      "Consolidated Net Income" shall mean the income
               (or deficit) of the Company and its Restricted Subsidiaries for the period in question (taken as a cumulative whole) after deducting all operating expenses, provisions for all taxes and reserves (including provisions for reserves for deferred income taxes) and all other proper deductions, all determined in accordance with generally accepted accounting principles on a consolidated basis, after eliminating all intercompany items and after deducting portions of income properly attributable to Minority Interests, if any, in the stock and surplus of Restricted Subsidiaries, provided that there shall be excluded
               (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary unless such a Person has been acquired by the Company in a transaction accounted for as a pooling of interests under generally accepted accounting principles (in which case, net income shall include only the income or deficit of such Person during the year of acquisition), (b) the income of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of dividends or similar distributions, (c) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (d) any extraordinary items of gain or loss (other than the amount by which the purchase price paid by the Company or any Subsidiary for any Restricted Assets exceeds the price for which such Restricted Assets are subsequently sold by the Company or such Subsidiary, which shall be deducted from Consolidated Net Income), and (e) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary.

                      "Consolidated Short-Term Indebtedness" shall
               mean the total of all Short-Term Indebtedness of the Company and its Restricted Subsidiaries determined in accordance with generally accepted accounting principles on a consolidated basis, after eliminating all intercompany items.

                      "Consolidated Tangible Net Worth" shall mean the
               total shareholders equity of the Company and its Restricted Subsidiaries determined in accordance with generally accepted accounting principles (without giving effect to any accounting adjustments from marking to market any assets held in the "available for sale" category pursuant to Financial Accounting Standard 115) less Goodwill (net of amortization) and other intangibles.

                      "Consolidated Total Assets" shall mean the
               aggregate assets of the Company and its Restricted Subsidiaries determined in accordance with generally accepted accounting principles on a consolidated basis (without giving effect to any accounting adjustments from marking to market any assets held in the "available for sale" category pursuant to Financial Accounting Standard 115) less Goodwill (net of amortization) and other intangibles.

                      "Contractual Obligation" means any obligation,
               covenant or condition contained in any evidence of Indebtedness or any agreement or instrument under or pursuant to which such evidence of Indebtedness has been issued, or any other agreement or instrument to which the Company or any Restricted Subsidiary is a party (whether or not evidencing Indebtedness) or by which they or any of their properties or assets are bound.

                      "Deposit-Taking Institution" shall mean any
               Person organized as a federally insured bank, banking association, trust corporation, savings bank or savings and loan association under the laws of the United States of America or any state of the United States of America.

                      "ERISA" has the meaning set forth in
               Section 6.14 of this Agreement.

                      "Excluded Indebtedness" shall mean any liability
               or obligation of a Bank Restricted Subsidiary with respect to (i) any deposits with or funds collected by it, (ii) any banker's acceptance or letter of credit issued by it, (iii) any check, note, certificate of deposit, draft or bill of exchange, issued, accepted or endorsed by it in the ordinary course of its business,
               (iv) any discount with, borrowing from, or other obligation to, any Federal Reserve Bank or the Federal Deposit Insurance Corporation ("FDIC") or the Federal Home Loan Bank, which discount or borrowing is in the ordinary course of its banking or trust business and is neither considered capital for regulatory purposes nor incurred in connection with any unusual or extraordinary "rescue loan" or substantially similar investment, (v) any agreement, made by it in the ordinary course of its business, to purchase or repurchase securities, loans or federal funds or to participate in any such purchase or repurchases, (vi) any transactions in the nature of an extension of credit, whether in the form of commitment, guaranty or otherwise, undertaken by it for account of a third party with the application by it of the same banking considerations and legal lending limits that would be applicable if the transaction were a loan to such party, (vii) any transaction in which it acts solely in a fiduciary or agency capacity, (viii) any pledge of mortgage assets to the Federal Home Loan Bank, (ix) any Liens Incurred in the ordinary course of making payments by, and transferring securities by, wire, (x) Liens incurred in connection with the acquisition of property or assets acquired in the ordinary course of business pursuant to foreclosure proceedings or pursuant to an acquisition of such property or assets in lieu of foreclosure or (xi) other obligations to customers of the Bank Restricted Subsidiary as such which are not for borrowed money.

                      "Executive Officer" shall mean (a) each Person
               having the title Chairman, President, Chief Executive Officer, Vice Chairman, Executive Vice President or Chief Financial Officer, (b) each Person having the title Senior Vice President or Vice President and (i) having responsibility for the area of finance/investments, finance/budget or loan review or
               (ii) having as an additional title the title
               Controller-Accounting Department or Corporate Secretary and (c) each Person having a title analogous to any of the titles referred to in (a) or (b).

                      "Funded Indebtedness" with respect to any Person
               shall mean all Indebtedness of such Person, whether secured or unsecured, issued or Incurred, which is required to be shown as liabilities on the balance sheet in accordance with generally accepted accounting principles; provided, however, "Funded Indebtedness" shall not include (i) Short-Term Indebtedness and (ii) Excluded Indebtedness.

                      "Goodwill" shall mean the excess of cost over
               fair market value of net assets acquired, as determined in accordance with generally accepted accounting principles, and reported as such, but in any event shall not include residual interest receivables, core deposit premiums or loan servicing rights receivables.

                      "Guarantee(s)" shall mean all guarantees, sales
               with recourse, endorsements (other than for collection or deposit in the ordinary course of business) and other obligations (contingent or otherwise) by any Person (other than Excluded Indebtedness) to pay, purchase, repurchase or otherwise acquire or become liable upon or in respect of any Indebtedness of any other Person, and, without limiting the generality of the foregoing, all obligations (contingent or otherwise) by any Person to purchase products, supplies or other property or services from any other Person under agreements requiring payment therefor regardless of the non-delivery or non-furnishing thereof, or to make investments in any other Person, or to maintain the capital, working capital, solvency or general financial conditions of any other Person, or to indemnify any other Person against and hold him harmless from damages, losses and liabilities, all under circumstances intended to enable such other Person or Persons to discharge any Indebtedness or to comply with agreements relating to such Indebtedness or otherwise to assure or protect creditors against loss in respect of such Indebtedness. The amount of any Guarantee shall be deemed to be the amount of the Indebtedness of, or damages, losses or liabilities of, the other Person or Persons in connection with which the Guarantee is made or to which it related unless the obligations under the Guarantee are limited to a determinable amount, in which case the amount of such Guarantee shall be deemed to be such determinable amount. For purposes of this definition, sales with recourse shall mean either the assumption of any financial responsibility by way of endorsement, agreement to repurchase, guarantee, "holdback," agreement to indemnify against loss or the like in respect of a sale of receivables or other obligations, but customary warranties as to validity, absence of default and the like shall not constitute recourse.

                      "Holder," when used in reference to a Note,
               shall mean the Person or Persons in whose name such Note has been registered by the Company pursuant to
               Section 9.2 of this Agreement, except that, until such Note has been so registered, the term "Holder" shall mean the Person or Persons in whose name such Note was issued.

                      "Incur" (including the correlative terms
               "incurred," "incurring," "incurs" and "incurrence"), when used with respect to any Indebtedness, shall mean create, incur, assume, guarantee or in any manner become liable in respect of, such Indebtedness.

                      "Indebtedness" with respect to any Person shall
               mean all items, determined in accordance with generally accepted accounting principles, which would be included in determining total liabilities as shown on the liabilities side of the balance sheet of such Person, including, without limitation (i) all Indebtedness for Borrowed Money, whether secured or unsecured, (ii) deferred Indebtedness, whether secured or unsecured, incurred in connection with the acquisition or carrying of property, (iii) Guarantees, endorsements (other than for the purpose of collection in the ordinary course of business) and other contingent liabilities in respect of obligations of other Persons, other than (in the case of the Company) Guarantees of trade obligations of Restricted Subsidiaries and notes, bills and checks presented for collection or deposit in the ordinary course of its business, (iv) Capital Lease Obligations, and (v) all Indebtedness secured by any Lien existing on property owned subject to such Lien, whether or not Indebtedness secured thereby shall have been assumed. Notwithstanding the foregoing, the term "Indebtedness", in the case of the Company, shall not include Excluded Indebtedness or Preferred Stock.

                      "Indebtedness for Borrowed Money" means any
               obligation (a) for borrowed money or (b) evidenced by a promissory note, debenture or other like written obligation to pay money or (c) Guarantees of such Person of any such obligations of other Persons.

                      "Institutional Holder" shall mean any bank,
               banking association, trust corporation, bank or savings and loan association, insurance company, pension fund, mutual fund or other similar financial institution.

                      "Investments" of a Person shall mean all loans,
               advances, extensions of credit, capital contributions, transfers of property, purchases and other acquisitions from such Person in exchange for any evidence of indebtedness, stock or other security of another
               Person.

                      "Lien"  shall mean:  (i) any interest in
               property (whether real, personal or mixed and whether tangible or intangible) which secures an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, including, without limitation, any such interest arising from a mortgage, charge, pledge, security agreement, conditional sale, Capital Lease or trust receipt, or arising from a lease, consignment or bailment given for security purposes, (ii) any encumbrance upon such property which does not secure such an obligation, and (iii) any exception to or defect in the title to or ownership interest in such property, including, without limitation, reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases and licenses. For purposes of this Agreement, the Company or any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

                      "Long-Term Lease" shall mean any lease of real
               or personal property under which the Company or a Restricted Subsidiary is liable as lessee, or is liable by Guarantee of the obligations of another Person as lessee, and having an initial term, including any period for which the lease may be renewed or extended at the option of the lessor or lessee, of more than three years, other than (i) a Capital Lease, (ii) a lease under which the Company or a Wholly-Owned Restricted Subsidiary is lessor or (iii) a lease of data processing, accounting or similar equipment or vehicles which is reasonably necessary for the conduct of the business of the Company and its Restricted Subsidiaries.

                      "Make-Whole Amount" shall mean in connection
               with any prepayment or acceleration of the Notes the excess, if any, of (a) the aggregate present value as of the date of such prepayment or acceleration of each dollar of principal being prepaid or accelerated and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment or acceleration had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (b) 100% of the principal amount of the outstanding Notes being prepaid or accelerated. If the Reinvestment Rate is equal to or higher than 7.56%, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount:

                          "Reinvestment Rate" shall mean 0.50%, plus
                      the yield on actively-traded U.S. government securities with a maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal then being prepaid or paid as set forth on page "USD" of the Bloomberg Financial Markets Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 10:00 A.M. (New York City time) on the date of acceleration or on the third Business Day prior to the date fixed for prepayment, or in the event no such nationally recognized trading screen reporting on-line intraday trading in United States government securities is available, the arithmetic mean of the two most recent yields under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

                          "Statistical Release" shall mean the then
                      most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

                      "Weighted Average Life to Maturity" of the
               principal amount of the Notes being prepaid or accelerated shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar Years" of such principal shall mean the amount obtained by (1) multiplying (x) the remainder of (i) the amount of principal that would have become due on each scheduled payment date if such prepayment or acceleration had not been made, less (ii) the amount of principal on the Notes scheduled to become due on such date after giving effect to such prepayment or acceleration, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (2) totalling the products obtained in (1).

                      "Minority Interests" shall mean the value, as
               determined in accordance with generally accepted accounting principles, of capital stock of all Restricted Subsidiaries held by any Person other than the Company or its Restricted Subsidiaries.

                      "Multiemployer Plan" shall mean any
               multiemployer plan as such term is defined in
               Section 3(37) of ERISA.

                      "Non-Bank Restricted Subsidiary" shall mean a
               Subsidiary, other than a Bank Restricted Subsidiary:

                          (a)  organized under the laws of the United
               States of America or a jurisdiction thereof,

                          (b)  which conducts substantially all of its
               business and has substantially all of its property in the United States,

                          (c)  of which at least 80% (by number of
               votes) of the Voting Stock shall be legally and beneficially owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries, and

                          (d)  which has been designated as a
               Restricted Subsidiary for purposes of this Agreement on Annex A of Exhibit B hereto or pursuant to Section 6.13 by written notice from the Company to the Holders of the Notes. Subject to the provisions of Section 6.7 and Section 6.10 hereof, any such designation shall be irrevocable.

                      "Nonperforming Assets" shall mean the aggregate
               of: (a) non-accrual loans (loans accounted for on a non-accrual basis); (b) accruing loans which are contractually past-due 90 days or more as to principal or interest payments; and (c) other real estate owned including in-substance foreclosures.

                      "Notes" and "Note" have the meanings set forth
               in Section 1.1 of this Agreement.

                      "Old Notes" shall mean the 10.08% Senior Notes
               of the Company due March 28, 1995, issued to Allstate Life Insurance Company.

                      "PBGC" means the Pension Benefit Guaranty
               Corporation or any successor.

                      "Pension Plans" shall mean all "employee pension
               benefit plans," as such term is defined in Section 3 of ERISA (other than Multiemployer Plans), maintained by the Company and its Related Persons, or with respect to which the Company or any Related Person is a "substantial employer" within the meaning of
               Section 4001(a)(2) of ERISA, as from time to time in effect.

                      "Person" shall mean any individual, corporation,
               partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                      "Preferred Stock" shall mean any class of
               capital stock of a Person with respect to which mandatory payments are required or with respect to which a payment (of interest, dividends or return of capital) has a preference or priority over the making of a similar payment on any other class of capital stock of such Person.

                      "Purchaser" shall have the meaning set forth in
               Section 1.1 of this Agreement.

                      "Related Person" shall mean any Person or trade
               or business (whether or not incorporated) which together with the Company is treated as a "single employer" within the meaning of Section 4001(b) of ERISA.

                      "Requirement of Law" means any term, condition
               or provision of any law or statute, or of any rule, regulation, order, policy and/or guideline, or agreement with, any federal, state or local governmental authority applicable to the Company or any Restricted Subsidiary, or writ, injunction or decree of any court or government, domestic or foreign, or of any decision or ruling of any arbitrator, or the certificate of incorporation or by-laws of the Company or any Restricted Subsidiary, the breach of which such term, condition or provision would have a material adverse effect on the Company or its ability to repay the Notes pursuant to the terms of this Agreement.

                      "Restricted Assets" has the meaning set forth in
               Section 6.8 of this Agreement.

                      "Restricted Payments" has the meaning set forth
               in Section 6.1 of this Agreement.

                      "Restricted Subsidiary" shall mean any Bank
               Restricted Subsidiary or Non-Bank Restricted
               Subsidiary.

                      "Risk-Based Capital Ratio" shall mean the ratio
               of qualifying capital to weighted-risk assets determined in accordance with the risk-based capital guidelines adopted by the Board of Governors of the Federal Reserve System, as such guidelines may be amended from time to time.

                      "Securities Exchange Act" shall mean the
               Securities Exchange Act of 1934, as amended.

                      "Short-Term Indebtedness" shall mean all
               Indebtedness for Borrowed Money payable on demand or within one year, other than (a) Indebtedness which is renewable or extendible at the option of the obligor to a date more than one (1) year from the date of creation thereof, (b) current maturities of Funded Indebtedness and (c) Excluded Indebtedness.

                      "Subsidiary" shall mean any corporation, trust
               or association of which more than 50% (by number of votes) of the Voting Stock at the time outstanding shall at the time be owned, directly or indirectly, by the Company or by any other corporation, association or trust which is itself a Subsidiary, within the meaning of this definition, or jointly by the Company and any one or more such Subsidiaries.

                      "Termination Event" shall mean (i) the
               occurrence of a reportable event (within the meaning of Section 4043 of ERISA) with respect to any Pension Plan (other than a reportable event for which the PBGC has waived the 30-day notice requirement); (ii) the withdrawal of the Company or any Related Person from a Pension Plan during a plan year in which the Company or such Related Person was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the imposition of an obligation on the Company or any Related Person under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Pension Plan in a distress termination described in
               Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Pension Plan; (v) any event or condition that constitutes grounds under
               Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Company or any Related Person from a Multiemployer Plan.

                      "Unrestricted Subsidiary" shall mean any
               Subsidiary of the Company which is not a Restricted
               Subsidiary.

                      "Voting Stock" shall mean securities of any
               class or classes, the holders of which are entitled at such time, in the absence of contingencies, to elect a majority of the corporate directors (or Persons performing similar functions), managers, trustees or any other governing body.

                      "Wholly-Owned Restricted Subsidiary" shall mean
               any Restricted Subsidiary of which all of the outstanding capital stock (excepting directors' qualifying shares, if any) shall be owned by the Company and/or one or more other Wholly-Owned
               Restricted Subsidiaries.

                      10.2  Accounting Principles.  Where the
               character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done, unless specified otherwise in this Agreement, in accordance with generally accepted accounting principles as in effect in the United States at the time the determination is made to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                      10.3  Directly or Indirectly.  Where any
               provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

                      10.4  Valuation Principles.  Except when
               expressly to the contrary indicated by the use of terms such as "fair value," "fair market value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value" with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or, in accordance with generally accepted accounting principles, should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with generally accepted accounting principles, should have been set aside with respect thereto.

               SECTION 11  MISCELLANEOUS

                      11.1 Expenses. Whether or not the transactions herein contemplated shall be consummated, the Company will pay directly all legal fees and expenses of Arnold & Porter, your special counsel, in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, and all your reasonable expenses in connection with preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including, but not limited to, your reasonable out-of-pocket expenses, reasonable fees and expenses of local counsel, mimeograph and printing costs and charges for shipping the Notes to be purchased by you (and insurance with respect to such delivery) to you at your home office or at such other address as you may designate, and all similar expenses, including, but not limited to, the reasonable fees and expenses of your or any Holder's special counsel, relating to any amendment, supplement, modification, waiver or consent requested or entered into pursuant to the provisions hereof, and all reasonable costs of enforcing your rights or the rights of each Holder under the Notes and this Agreement, including, but not limited to, the reasonable fees and expenses of your or such Holder's special counsel. The Company also agrees that it will pay and save you harmless against any and all taxes payable in connection with the execution and delivery of this Agreement, the original issuance, sale and delivery of the Notes and in connection with any amendment, supplement, waiver or consent of this Agreement or the Notes, whether or not any Notes are then outstanding and save you and any subsequent Holders of the Notes harmless without limitation as to time against any and all liabilities (including any interest or penalty for non-payment or delay in payment) with respect to all such taxes. In addition, the Company agrees to pay all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred in connection with restructuring the terms hereof in the nature of a work-out. The obligations of the Company under this
               Section 11.1 shall survive the retirement of the Notes and the termination of this Agreement.

                      11.2 Notices. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and (i) if to you, shall be deemed to have been given or made upon actual delivery to, or when mailed by registered or certified mail, postage prepaid, addressed to you at your address for notices appearing in Annex I hereto or to such other address as you may in writing designate, (ii) if to any other Holder, shall be deemed to have been given or made upon actual delivery to, or, when mailed by registered or certified mail, postage prepaid, to such address as the such other Holder may designate in writing to the Company, (iii) if to the Company, shall be deemed to have been given or made upon actual delivery to, or, when telecopied, or, when mailed by registered or certified mail, postage prepaid, to North Fork Bancorporation, Inc., 9025 Route 25, Mattituck, New York 11952, Attention: Chief Financial Officer, or to such other address as the Company may in writing designate.

                      11.3 Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at the closing of the purchase of the Notes (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process, and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered, is otherwise incomplete or is otherwise inadmissible.

                      11.4 Successors and Assigns. All covenants, agreements, representations and warranties made herein shall bind, and inure to the benefit of, the parties hereto and their respective successors and assigns. Except as otherwise provided herein, all provisions of this Agreement are intended for the benefit of all Holders, from time to time, of the Notes issued pursuant hereto and shall be enforceable by any such Holder, whether or not an express assignment to such Holder of rights under this Agreement has been made by you, or any of your successors and assigns.

                      11.5  Governing Law.  This Agreement and the
               Notes issued hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to the law thereof with respect to conflict of laws. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

                      11.6 Headings. The headings of the sections and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

                      11.7  Counterparts.  This Agreement may be
               executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 11.3 of this Agreement.

                      11.8 Reliance on and Survival of Provisions. All covenants, agreements, representations, warranties and statements made by the Company herein and in any certificate, written statement, document or other instrument furnished by or on behalf of you or the Company in connection with the negotiation of this Agreement, the sale of the Notes or the Company's performance of its obligations hereunder or thereunder or otherwise furnished to you in compliance with this Agreement (i) shall be deemed to be material and to have been relied upon you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf and (ii) shall survive the delivery of this Agreement and the issuance and delivery of the Notes and the payment thereof.

                      11.9  Integration and Severability.  This
               Agreement embodies the entire agreement and understanding between you and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions or terms contained in this Agreement or in any Note, or any application thereof, shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                      If the foregoing is satisfactory to you, will
               you please sign the form of acceptance on the enclosed counterparts of this Agreement and forward the same to the Company, whereupon this Agreement will become a binding agreement between us in accordance with its terms.

                                           Very truly yours,

                                           NORTH FORK BANCORPORATION, INC.

                                           By /s/ Daniel M. Healy
                                               Title: Executive Vice
                                                      President and Chief
                                                      Financial Officer
               Accepted as of April 20, 1994

               ALLSTATE LIFE INSURANCE COMPANY

               By /s/ Patricia W. Wilson
               Name:  Patricia W. Wilson

               By /s/ Gary W. Fridley
               Name:  Gary W. Fridley
                      Authorized Signatories

- ---------------------------------------------------------------------------
                                                               ANNEX I

                                PURCHASER INFORMATION

                                                       Principal
               Amount
                 Name, Address and                      of Note to be
               Payment Instructions                        Purchased

               ALLSTATE LIFE INSURANCE COMPANY            $25,000,000

               Note registered in the name of:         Tax I.D. #36-2554642
               ALLSTATE LIFE INSURANCE COMPANY

               All payments by Fedwire transfer of immediately available funds, identifying the name of the Issuer (and the Credit, if any), the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

               BBK = Harris Trust and Savings Bank
                     ABA #071000288
               BNF = Allstate Life Insurance Company
                     Collection Account #168-117-0
               ORG = North Fork Bancorporation, Inc.
               OBI = DPP - (Enter Private Placement No., if available)

                   - Payment Due Date (MM/DD/YY) -
                     P________ (Enter "P" and amount of principal
               being
                     remitted, for example, P5000000.00) -
                     I________ (Enter "I" and amount of interest being remitted, for example, I225000.00)

               All notices of scheduled payments and written confirmations of such wire transfer to be sent to:

               Allstate Insurance Company
               Investment Operations - Private Placements
               3075 Sanders Road, STE G4A
               Northbrook, IL  60062-7127
               Telephone:  (708) 402-8709
               Telecopy:   (708) 402-7331

               All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

               Allstate Life Insurance Company
               Private Placements Department
               3100 Sanders Road, STE J2A
               Northbrook, Illinois  60062-7154

- ---------------------------------------------------------------------------
                                                             EXHIBIT A

                           NORTH FORK BANCORPORATION, INC.
                                  7.56% Senior Note
                                  Due April 20, 1999

                          THIS NOTE HAS NOT BEEN REGISTERED
                       PURSUANT TO THE SECURITIES ACT OF 1933,
                        AS AMENDED, OR THE SECURITIES LAWS OF
                 ANY STATE.  THIS NOTE MAY BE OFFERED OR SOLD ONLY IF
                    REGISTERED UNDER SAID ACT AND SUCH LAWS OR IF
                  AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                      THIS NOTE MAY BE SUBJECT TO A HOME OFFICE
               PAYMENT AGREEMENT AND ACCORDINGLY ANY PROSPECTIVE
               PURCHASER HEREOF SHOULD FIRST VERIFY THE UNPAID
               PRINCIPAL AMOUNT HEREOF WITH THE COMPANY.


               Registered Note No. R-1                  April 20, 1994
               $25,000,000              Private Placement No.
               65942*AC8

                      NORTH FORK BANCORPORATION, INC., a Delaware
               corporation (the "Company"), for value received, hereby promises to pay to ALLSTATE LIFE INSURANCE COMPANY or registered assigns, the principal amount of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00), or so much thereof as shall not have been prepaid, on April 20, 1999 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof from the date of this Note at a rate of 7.56% per annum semiannually on October 20 and April 20 in each year, commencing with the October 20 next succeeding the date hereof, until the principal amount hereof or any portion of such principal amount shall become due and payable (whether at maturity, by acceleration or otherwise). The Company also promises to pay on demand interest on any overdue portion of principal or premium (and, to the extent not prohibited by applicable law on any overdue installment of interest) until paid at a rate per annum from time to time equal to the greater of (a) 9.56% or (b) the rate of interest publicly announced by Harris Trust and Savings Bank from time to time in Chicago, Illinois as its Prime Rate plus 1%.

                      The principal hereof and premium, if any, and
               interest shall be payable, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by such method and at said office as determined pursuant to the Purchase Agreement.

                      This Note is one of the "7.56% Senior Notes" of
               the Company in the aggregate principal amount of $25,000,000 (the "Notes") issued under and pursuant to the terms and provisions of the Note Purchase Agreement, dated as of April 15, 1994 (the "Purchase Agreement"), entered into by the Company with the Purchaser named in Annex I to said Purchase Agreement. The provisions of the Purchase Agreement are hereby incorporated in this Note to the same extent as if set forth herein.

                      This Note is not a deposit and is not insured by
               a federal agency.

                      This Note and any other Note may be declared due
               prior to its expressed maturity date, and certain prepayments are permitted to be made hereon, with premium, all in the events, on the terms and in the manner as provided in the Purchase Agreement.

                      In case an Event of Default (as defined in the
               Purchase Agreement) shall happen and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

                      Should the indebtedness represented by this Note
               or any part thereof be collected in any proceeding provided for in the Purchase Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all reasonable costs of collecting this Note, including reasonable attorneys' fees and expenses.

                      This Note and the Purchase Agreement have been
               executed and delivered in the State of New York and are governed by and are to be construed and interpreted in accordance with the laws of the State of New York, without regard to the law thereof with respect to conflict of laws.

                                           NORTH FORK BANCORPORATION, INC.

                                           By
                                                Name:
                                                Title:

- ---------------------------------------------------------------------------
                                                             EXHIBIT B

                        [FORM OF COMPANY CLOSING CERTIFICATE]

                                 CLOSING CERTIFICATE

               ALLSTATE LIFE INSURANCE COMPANY
               3100 Sanders Road, Suite J2A
               Northbrook, Illinois  60062-7154
               Attn:  Investment Department-
                      Private Placement Division

               Gentlemen:

                      NORTH FORK BANCORPORATION, INC., a Delaware
               corporation (the "Company"), as an inducement to and as part of the consideration for your purchase on this date of 7.56% Senior Notes (the "Notes") of the Company pursuant to the Note Purchase Agreement, dated as of April 20, 1994 (the "Agreement"), between you and the Company, and in compliance with the Agreement, hereby represents and warrants to you as follows:

                           1.  Corporate Organization and Authority.
                      The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and is registered as a bank holding company under Section 3(a)(1) of the Bank Holding Company Act of 1956, as amended, and has requisite power and authority to carry on its business now being conducted by it and as currently proposed to be conducted, to execute, perform and deliver the Agreement and to execute, issue and sell the Notes as contemplated in the Agreement. All of the shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable.

                           2.  Qualification to Do Business.  The
                      Company is duly licensed to do business and qualified as a foreign corporation in all jurisdictions where the nature of its business or the character of its properties requires such qualification.

                           3.  Subsidiaries.  The Company has no
                      Subsidiaries except those listed in Annex A hereto. Except as otherwise indicated, each of such Subsidiaries is hereby designated a Restricted Subsidiary. Each Restricted
                      Subsidiary, designated as such in Annex A hereto, is duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation or organization.
                      Each such Restricted Subsidiary is duly
                      qualified or licensed to do business and is qualified as a foreign corporation in each other jurisdiction where the nature of its business or operations or character of its properties requires such qualification or licensing, and each such Restricted Subsidiary has all requisite power and authority to carry on its business as now conducted and to own its properties. The Company and/or one or more Restricted Subsidiaries have good and marketable title to all of the shares of the Voting Stock of each Restricted Subsidiary, free and clear in each case of any lien or encumbrance, and all such shares have been duly and validly issued and are fully paid and nonassessable, except that the shares of North Fork Bank are assessable under SECTION 114 of the New York Banking Law.

                           4.  Financial Statements and Other
                      Information.  There has heretofore been
                      delivered to you the following:

                               (a)  Annual Reports to Shareholders of
                                    the Company for each of the years
                                    ending December 31, 1990 through
                                    December 31, 1993, including
                                    therein the Consolidated
                                    Statements of Condition of the
                                    Company and its Subsidiaries as of
                                    such dates and the related
                                    Consolidated Statements of Income,
                                    Consolidated Statements of Changes
                                    in Financial Condition and
                                    Consolidated Statements of
                                    Shareholders' Equity for the
                                    fiscal years ended on said dates,
                                    certified by KPMG Peat Marwick,
                                    independent public accountants;

                               (b)  The Company's Form 10-K Report for
                                    the year ending December 31, 1993,
                                    as filed with the Securities and
                                    Exchange Commission;

                               (c)  (i) copies of monthly financial
                                    reports (i.e., copies of the
                                    financial information made
                                    available to the Board of
                                    Directors of the Company), (ii)
                                    minutes of the meetings of the
                                    Board of Directors of the Company
                                    and directors, books and other
                                    information packages prepared for
                                    the directors for such meetings,
                                    (iii) a report on Nonperforming
                                    Assets and a breakdown of such
                                    assets by portfolio classification
                                    substantially in the form of
                                    Exhibit C to the Agreement and
                                    (iv) status reports on any
                                    communications between the Company
                                    or any Subsidiary and any
                                    regulatory authority, all for the
                                    month ended January 31, 1994; and

                               (d)  FDIC Consolidated Reports of
                                    Condition and Income for a Bank
                                    With Domestic Offices Only and
                                    Total Assets of $300 Million or
                                    More (-FFIEC 032) with respect to
                                    North Fork Bank for the quarterly
                                    period ended December 31, 1993.

                           The financial statements and reports
                           included in the above were prepared in
                           accordance with generally accepted
                           accounting principles consistently applied throughout the periods involved (except, in the case of monthly financial statements, for the absence of footnotes), are correct and complete and fairly present the financial condition and results of operations of the Company and the Subsidiaries covered by such reports for and as of the end of the periods covered.

                           5.  No Adverse Change.  Since December 31,
                      1993, there has been no material adverse change in the condition, financial or otherwise, of the Company from that set forth in its balance sheet as at said date or of the Company and its Subsidiaries on a consolidated basis from that set forth in the consolidated balance sheet as at said date, which balance sheets are included in the financial statements described in the foregoing Paragraph 4 hereof.

                           6.  No Pending Material Litigation or
                      Proceedings. There are no actions, suits, proceedings, inquiries or investigations pending or threatened against or affecting the Company or any Subsidiary or the financial condition, business or properties of the Company or any Subsidiary, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or court, arbitrator or grand jury, domestic or foreign, which may result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or in the ability of the Company to perform the Agreement and the Notes.

                           7.  Compliance with Law; Contractual
                      Obligation.  (a) Neither the Company nor any
                      Subsidiary is in default under any Requirement of Law on the part of the Company or any Subsidiary.

                               (b)  Neither the issue and sale of the
                      Notes by the Company nor its use of the proceeds thereof as contemplated by the Agreement will violate any regulation of the United States Treasury Department contained in 31 C.F.R., Subtitle B, Chapter V, as amended, including, without limitation, the Foreign Assets Control Regulations, the Cuban Assets Control Regulations, the Libyan Sanctions Regulations, the Iranian Transactions Regulations, the Iraqi Sanctions Regulations, the Haitian Transactions Regulations and the Federal Republic of Yugoslavia (Serbia and Montenegro) Sanctions Regulations.

                               (c)  Neither the Company nor any
                      Subsidiary is a party to any Contractual
                      Obligation or subject to any Requirement of Law which presently materially and adversely affects, or (so far as the Company can now reasonably foresee) in the future may materially and adversely affect, the business, operations, properties or assets, or the condition, financial or otherwise, of the Company or any Subsidiary or the ability of the Company to perform the Agreement or to pay when due, in accordance with the terms of the Notes and the Agreement, the principal of, and premium, if any, and interest on, the Notes. Neither the Company nor any Subsidiary is a party to any Contractual Obligation (other than this Agreement) which restricts its right or ability to Incur Short Term Indebtedness or Funded Indebtedness or to make payments on such Indebtedness.

                           8.  ERISA.  Neither the purchase of the
                      Notes to be purchased by you nor the
                      consummation of any of the other transactions contemplated by the Agreement is or will result in the Company or any Subsidiary engaging in a "prohibited transaction" within the meaning of
                      Section 4975 of the Code or Section 406 of
                      ERISA. There exists with respect to all employee benefit plans or trusts established or maintained by the Company and any Related Person for its employees (such plans and trusts are herein referred to as the "Plans"): (i) no material accumulated funding deficiency within the meaning of ERISA; (ii) no termination of any Plan which would result in a material liability to the PBGC or any "reportable event," as the term is defined in ERISA, or other condition which might constitute grounds under Section 4042(a) of ERISA for termination of any Plan by the PBGC; and (iii) no "prohibited transaction," as that term is defined in ERISA, which could subject any Plan or the Company or any Related Person to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code or any other material loss or liability. The Company has delivered to you a complete and correct list of (i) all of the Plans and (ii) all employee benefit plans with respect to which the Company's or an affiliate's securities are "employer securities" within the meaning of Section 407(d)(1) of ERISA. The present value of all benefit liabilities (as defined in Section 4001(a)(16)) of ERISA under each employee pension benefit plan maintained by the Company and its Related Persons, or in which employees of the Company or any Related Person are entitled to participate, as from time to time in effect (herein called the "Pension Plans"), did not, as of the last annual valuation date for each such plan, exceed the fair market value of the assets of each such Pension Plan allocable to such benefit liabilities and there has been no material adverse change in the funded status of any of the Pension Plans since such most recent annual valuation date. There exist with respect to the Company or any Related Person no Multiemployer Plans. As used in this Paragraph 8, the terms "employee benefit plans," "employee pension benefit plans" and "persons" shall have the respective meanings assigned to such terms in
                      Section 3 of ERISA, and the term "affiliate" shall have the meaning assigned to such term in
                      Section 407(d)(7) of ERISA.

                           9.  Title to Properties.  The Company and
                      its Subsidiaries have good and marketable title to all of their property reflected in the balance sheet as of December 31, 1993 included in the financial statements referred to in Paragraph 4 hereof and to all property purported to have been acquired subsequent to such date (other than any such property sold or otherwise disposed of subsequent to such date in the ordinary course of business). None of the respective property of the Company and its Subsidiaries reflected in the consolidated balance sheet as at December 31, 1993 included in the financial statements referred to in Paragraph 4 hereof, or acquired by the Company or its Subsidiaries after such date, is held by the Company or its Subsidiaries (i) under any lease or as leasehold improvements, or (ii) subject to any Lien other than those which in the aggregate are not material, except, in each case, as disclosed on, or in the notes to, the consolidated balance sheet as at December 31, 1993 included in the financial statements referred to in Paragraph 4 hereof. To the best knowledge of the Company, after reasonable investigation, no financing statement under the Uniform Commercial Code which names the Company as debtor is on file in any jurisdiction, and the Company has not signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement after the date hereof except equipment leases and other secured transactions that are not substantial in amount.

                           10. Leases. The Company and the Subsidiaries enjoy peaceful and undisturbed possession under all material leases under which the Company or any such Subsidiary is a lessee or is operating. None of such leases contains any unusual or burdensome provision which might materially adversely affect the operation or use of the property so leased. All of such leases are valid and subsisting and none of them is in default.

                           11.  Franchises, Patents, and Trademarks
                      and Other Rights.  The Company and the
                      Subsidiaries have all material franchises, permits, licenses and other authority as are necessary to enable them to conduct the businesses of the Company and the Subsidiaries as now being conducted and as proposed to be conducted, and none of them is in default under
                      (i) any of such franchises, permits, licenses or other authority or (ii) any Long-Term Lease to which it is a party, as lessee. The Company and the Subsidiaries own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of the businesses of the Company and the Subsidiaries, without any known conflict with the rights of others which might result in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

                           12.  Sale Is Valid and Authorized.  The
                      sale of the Notes by the Company, the execution and delivery of the Agreement and compliance by the Company with all of the provisions of the Agreement (a) are within the corporate powers of the Company and (b) have been duly authorized by proper corporate action. The Agreement and the Notes, once purchased, are the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms and will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon any properties or assets of the Company or any Subsidiary under the provisions of any Contractual Obligation, charter instrument, by-law or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound.

                           13.  No Defaults.  No event has occurred
                      and no condition exists which, upon the issue of the Notes, would constitute an Event of Default, or with the lapse of time or the giving of notice or both would become an Event of Default, under the Agreement.

                           14.  Governmental Consents.  Based in part
                      upon your representations contained in Section
                      3.2 of the Agreement, neither the nature of the Company or any Subsidiary, their businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstances in connection with the offer, issue, sale or delivery of the Notes, is such as to require an order, permission, consent, approval or authorization of, or filing, registration or qualification with, any federal, state, municipal or other governmental department, commission, board, bureau, agency or regulatory authority, domestic or foreign, on the part of the Company or any Subsidiary in connection with the execution, delivery or performance of the Agreement and the Notes.

                           15.  Other Consents and Approvals.  The
                      Company has obtained all necessary consents, approvals and waivers from, and has made all necessary notifications to, stockholders, creditors, lessors and other non-governmental persons, in connection with the execution and delivery of the Agreement and the Notes and the consummation of the transactions therein contemplated.

                           16.  Taxes.  All tax returns required to be
                      filed by the Company and any Subsidiary in any jurisdiction have been duly filed, and all taxes, assessments, fees and other governmental charges or levies imposed upon the Company or any Subsidiary or upon any of their respective properties, assets, income, profits or franchises, which are due and payable, have been duly paid or are being contested in good faith by appropriate proceedings, and adequate reserves for such taxes, assessments, fees, charges and levies have been established in accordance with generally accepted accounting principles. Such returns have been examined or closed through the year 1989. The Company does not know of any proposed additional tax assessment against it or any Subsidiary nor of any basis for one which would have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The provisions for taxes on the books of the Company and its Subsidiaries are adequate for all open years and for the current fiscal period.

                           17.  Status Under Certain Statutes.
                      Neither the Company nor any Subsidiary is (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or
                      (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

                           18.  Private Offering.  Neither the Company
                      nor, to the best knowledge of the Company, any other Person acting on behalf of the Company in connection with the offering of the Notes, has offered any of the Notes or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than you. The Company agrees that neither the Company nor any other Person acting on the Company's authorization will offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

                           19.  Use of Proceeds.  The net proceeds of
                      the sale of the Notes will be used to prepay in full all amounts payable on account of the Old Notes and for general corporate purposes. None of the transactions contemplated in the Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any rules and regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II). The Company will not use any such proceeds to carry or purchase any "margin stock" within the meaning of said Regulation G and none of such proceeds will be used to purchase, carry, reduce or refinance any borrowing the proceeds of which were used to purchase or carry, any such "margin stock" in violation of Regulations G, T and X.

                           20.  Condition of Property.  All of the
                      facilities of the Company and Subsidiaries material to the operations thereof are in sound operating condition and repair, normal wear and tear excepted.

                           21.  Books and Records.  The Company and
                      each Subsidiary maintain books of account, records, reports and papers which, in reasonable detail, accurately and fairly reflect the transactions and disposition of its assets, and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in accordance with generally accepted accounting principles, and (ii) to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           22.  Full Disclosure.  Any written
                      statements or documents furnished by the Company to you in connection with the negotiation of the Agreement and the sale to you of the Notes do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which the Company has not disclosed to you in writing which materially and adversely affects or, so far as the Company can now reasonably foresee, will materially and adversely affect the business, property, assets, operations or condition (financial or otherwise) of the Company or any Subsidiary, or the ability to perform its obligations under and in respect of the Agreement and the Notes.

                           23.  Supplemental Information.  The
                      information set forth on Annex A hereto is true and complete in all material respects.

                      All capitalized terms used herein without
               definition shall have the meanings ascribed to them by the Agreement.

                      IN WITNESS WHEREOF, this Certificate is executed
               and delivered this 20th day of April, 1994.

                                           NORTH FORK BANCORPORATION, INC.

                                           By
                                              Name:
                                              Title:


- ---------------------------------------------------------------------------
                                                         Exhibit C
   North Fork Bancorporation, Inc.

   DELINQUENCIES BY LOAN TYPE ADJUSTED:


   December 1993
   Description      Current       30 days      60 days     90 days      Non-accrual   Total
   Comm., Fin. &
     Agricultural   228,925,393   3,969,869    7,008,169   1,065,996    16,181,733      257,151,160
                       89.02%       1.54%        2.73%       0.41%         6.29%          100.00%
   Mtg.Loans-
      Residential   349,471,027   4,953,779    1,557,969     745,445      6,914,581     363,642,801
                       96.10%       1.36%        0.43%       0.20%          1.90%         100.00%
   Mtg.Loans-
      Commercial    264,325,037  12,418,763    8,853,597           0      6,559,950     292,157,347
                       90.47%       4.25%        3.03%       0.00%          2.25%         100.00%
   Mtg. Loans-
      Construction   12,953,740     578,519    4,555,843           0      1,739,543      19,827,645
                       65.33%       2.92%       22.98%       0.00%          8.77%         100.00%

   Land Development  31,329,206   2,164,828    2,000,000           0      1,666,634      37,160,668
                       84.31%       5.83%        5.38%       0.00%          4.48%         100.00%

   Consumer Loans    58,681,772     695,233       25,450           0        420,784      59,823,239
                       98.09%       1.16%        0.04%       0.00%          0.70%         100.00%

   Total Loans      945,686,176  24,780,991   24,001,028   1,811,441     33,483,224   1,029,762,860
                       91.84%       2.41%        2.33%       0.18%          3.25%         100.00%

   November 1993
   Description      Current       30 days      60 days     90 days      Non-accrual   Total

   Comm., Fin. &
     Agricultural   215,452,033   7,403,875    9,283,793   6,030,468     14,988,180     253,158,349
                       85.11%       2.92%        3.67%       2.38%          5.92%         100.00%
   Mtg.Loans-
      Residential   340,452,986   5,876,483    1,568,514     341,866      7,666,375     355,906,224
                       95.66%       1.65%        0.44%       0.10%          2.15%         100.00%
   Mtg.Loans-
      Commercial    259,430,570  12,754,357   10,405,252    1,013,935     8,604,058     292,208,172
                       88.78%       4.36%        3.56%        0.35%         2.94%         100.00%
   Mtg. Loans-
      Construction   10,671,515     203,236    4,755,843            0     1,739,543      17,370,137
                       61.44%       1.17%       27.38%        0.00%        10.01%         100.00%

   Land Development  28,818,100     587,997    4,667,800     905,000      3,351,081      38,329,978
                       75.18%       1.53%       12.18%       2.36%          8.74%         100.00%

   Consumer Loans    58,226,342     800,545      190,027     157,132        364,705      59,738,751
                       97.47%       1.34%        0.32%       0.26%          0.61%         100.00%

   Total Loans      913,051,546  27,626,493   30,871,229    8,448,401    36,713,942   1,016,711,610
                       89.80%       2.72%        3.04%        0.83%         3.61%         100.00%


   North Fork Bancorporation, Inc.

   December 1993

   Non-Performing Assets:
     Percentages based on gross loans plus other real estate owned


                                                  Qtr.Ending    Qtr.Ending     Qtr.Ending   Qtr.Ending
                              Dec. 1993      %    Sept. 1993    June 1993      Mar.  1993    12/31/92
   Total 90+Days
       Past Due                 1,811,441   0.17%   2,725,941     2,113,773      3,756,805    5,424,690
   Non-Accrual Loans           33,483,224   3.18%  36,866,076    46,298,371     50,510,944   59,670,266
   Total Non-Performing        35,294,665   3.36%  39,592,017    48,412,144     54,267,749   65,094,956
   In-Substance Foreclosure    14,472,481   1.38%  21,767,445    35,967,569     46,300,195   51,331,588
   Other Real Estate Owned      7,426,056   0.71%  16,248,261    12,741,346     10,171,683   10,051,532
   Total Non-Performing
       Assets                  57,193,202   5.44%  77,607,723    97,121,059    110,739,627  126,478,076
                               ________________________________________________________________________

   Renegotiated Loans          17,963,119          17,737,158    18,094,214     17,828,879   18,412,958



   North Fork Bancorporation, Inc.
   RECONCILIATION OF THE ALLOWANCE FOR LOANS LOSSES            December 1993

   Ending Balance as of November 30, 1993                       $ 46,513,144

   ADD:   Transfers                                                 (166,667)
   ADD:   Recoveries,
           Loans Secured by Real Estate:
            Construction and Land Development                          7,500
            1-4 Family Residential Properties                         10,920
            Commercial Properties                                    114,096
            Commercial and Industrial Loans                          903,538
            Consumer Loans                                            41,835
            Adjustment to Recoveries                                       0
                                                                   _________
          Total Recoveries                                         1,077,888

   LESS:  Charge-offs,
           Loans Secured by Real Estate:
            Construction and Land Development                        310,500
            1-4 Family Residential Properties                         25,000
            Commercial Properties                                    393,407
            Commercial and Industrial Loans                        2,862,035
            Consumer Loans                                           207,957
            Adjustment to Charge-offs                                      0
                                                                   _________
          Total Charge-offs                                        3,798,900

   Ending Balance as of December 31, 1993                       $ 46,625,465


   YEAR TO DATE TOTALS:                                        December 1993
   Recoveries:
           Loans Secured by Real Estate:
            Construction and Land Development                   $    110,351
            1-4 Family Residential Properties                         49,583
            Commercial Properties                                    709,512
            Commercial and Industrial Loans                        2,300,781
            Consumer Loans                                           506,084
                                                                   _________
            Total                                               $  3,676,305

   Charge-offs:
           Loans Secured by Real Estate:
            Construction and Land Development                      1,162,403
            1-4 Family Residential Properties                      2,500,000
            Commercial Properties                                  6,556,046
            Commercial and Industrial Loans                       10,114,913
            Consumer Loans                                         1,214,235
                                                                  __________
            Total                                                 21,548,010

   Net Charge-offs:
           Loans Secured by Real Estate:
            Construction and Land Development                      1,052,052
            1-4 Family Residential Properties                      2,450,829
            Commercial Properties                                  5,846,535
            Commercial and Industrial Loans                        7,814,132
            Consumer Loans                                           708,152
                                                                  __________
            Total                                               $ 17,871,705

- ---------------------------------------------------------------------------
                                                               ANNEX A

                                 LIST OF SUBSIDIARIES

               North Fork Bank

               NFB Development Corp. (1)

               AcuData Service Corp. (2)

               North Fork Leasing Corp.

               North Fork Capital Corp.

               First Settler Corporation (1)

               Howard Enterprises (1)

               North Fork Information Services, Inc. (1)(2)

               North Fork Loan Service Corp. (1)(2)

               Cutcho Corp. (1)

               Compass Investment Services Corp.

               Claire Elm (1)(2)

               Long Island Mortgage Corp. (1)

               North Interim

                    1  subsidiary of North Fork Bank

                    2  inactive subsidiary